PURCHASE AND SALE AGREEMENT
for
Vacant Land located in
Salt Lake City, Utah
By and Between
Sugarhouse Property, LLC,
a Delaware limited liability company
(“Seller”)
and
COTTONWOOD SUGAR HOUSE, LLC,
a Delaware limited liability company
(“Buyer”)
June 8, 2018

Page

TABLE OF CONTENTS
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1.	Defined Terms; Interpretation 1

(a)	Defined Terms 1

(b)	Interpretation 6

2.	Agreement to Purchase 6

3.	Purchase Price 7

(a)	Purchase Price 7

(b)	Earnest Money 7

(c)	Additional Contingent Purchase Price 8

(d)	Independent Contract Consideration 8

(e)	Escrow Instructions 8

4.	Closing 9

(a)	Closing 9

(b)	Seller Closing Deliveries 9

(c)	Buyer Closing Deliveries 10

(d)	Return of Closing Deliveries 10

(e)	Disposition of Documents and Funds at Closing 10

(f)	Deliveries Outside of Escrow 11

5.	Delivery of Due Diligence Materials; Feasibility Period 11

(a)	Due Diligence 11

(b)	Termination Right 12

(c)	Return of Reports 12

(d)	Service Contracts 12

(e)	Proprietary Information; Confidentiality 13

(f)	No Representation or Warranty by Seller 13

(g)	Buyer’s Responsibilities 14

(h)	Buyer’s Agreement to Indemnify 14

(i)	Approval of Partial Assignment of Development Agreement and City Assurance 14

6.	Conditions to Closing 15

7.	Title And Survey 16

(a)	Title Report 16

(b)	New or Updated Survey 16

(c)	Title Review 16

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8.	Closing Costs and Prorations 17

(a)	Closing Costs 17

(b)	Prorations 17

9.	Representations and Warranties 17

(a)	Seller’s Representations and Warranties 17

(b)	Buyer’s Representations and Warranties 20

(c)	Disclaimers 22

(d)	Release 24

(e)	Survival 24

10.	Specific Rights and Obligations 25

(a)	Maintenance of Insurance 25

(b)	Conduct of Business 25

(c)	Leasing 25

11.	Remedies 25

(a)	SELLER’S REMEDIES 25

(b)	Buyer’s Remedies 26

(c)	Limitation on Liability 26

12.	Brokerage 27

13.	Possession 27

14.	Casualty and Condemnation 27

(a)	Notice of Casualty or Condemnation 27

(b)	Casualty Losses 27

(c)	Condemnation 27

15.	Consequences of Termination 28

16.	Miscellaneous 28

(a)	Survival 28

(b)	Attorneys’ Fees 28

(c)	Notices 28

(d)	Parties Bound 30

(e)	Construction 30

(f)	Counterparts 30

(g)	Entirety and Amendments 30

(h)	Invalidity 30

(i)	Assignment 30

(j)	Governing Law 31

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(k)	No Liability of Related Parties 31

(l)	Waiver of Jury Trial 31

(m)	Time 31

(n)	No Recordation 31

(o)	Further Assurances 31

(p)	Joint and Several Liability 31

(q)	Marketing 31

SCHEDULES AND EXHIBITS
Schedule 1    Legal Description
Schedule 2    Appraisal Procedure for Additional Contingent Purchase Price

Exhibit A    Form of Deed
Exhibit B    Form of Bill of Sale
Exhibit C    Form of Assignment and Assumption Agreement
Exhibit D    Form of Partial Assignment of Development Agreement*
Exhibit E    Form of Completion Guaranty
Exhibit F     Form of Partial Assignment of MOU*
Exhibit G    Form of Partial Assignment of CEA*

*Omitted schedules will be furnished supplementally to the Commission upon request.

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PURCHASE AND SALE AGREEMENT
This Purchase and Sale Agreement (this “Agreement”), dated as of June 8, 2018 (the “Effective Date”), is between COTTONWOOD SUGAR HOUSE, LLC, a Delaware limited liability company (“Buyer”), and SUGARHOUSE PROPERTY, LLC, a Delaware limited liability company (“Seller”).
1.    Defined Terms; Interpretation.
(a)    Defined Terms. Definitions of certain defined terms are provided throughout the text of this Agreement. Defined terms listed in this Section 1 have the meaning assigned to them below.
“Business Day” means any day, Monday through Friday, that the national banks in Salt Lake City, Utah are open for business. Whenever under the terms of this Agreement the time for performance of any act, covenant or condition or the expiration of any time period falls on a day that is not a Business Day, such expiration time or time for performance shall be extended to the next Business Day.
“CEA” means that certain Cross-Easement Agreement dated July 13, 1990, which was recorded on August 9, 1990, as Entry No. 4951043, in Book 6243, at Page 1178 of the Official Records of Salt Lake County, Utah (“Official Records”), as amended by that First Amendment to Cross-Easement Agreement dated April 15, 1991, and recorded as Entry No. 5071522, in Book 6319 at Page 1015 of the Official Records, and by that Second Amendment to Cross-Easement Agreement dated December 13, 2017, and recorded as Entry No. 12680135, in Book 10629 at Page 9469 of the Official Records (collectively, as amended, the “CEA”).
“City” means Salt Lake City Corporation, a political subdivision of the State of Utah.
“City Assurance” means, a Letter of Credit, P&P Bond, and/or completion guaranty, in form subject to the terms satisfactory to the City as provided in and to satisfy the terms and conditions of Section 5(b) of the Development Agreement (defined below) as of the Closing as provided in Section 5(i) below.
“Completion Guaranty” means that certain Completion Guaranty, in the form attached hereto as Exhibit E, dated concurrently with the closing, executed by Cottonwood Residential, Inc. to Buyer for the benefit of Seller in connection with the Buyer’s obligations to Seller under the Partial Assignment of Development Agreement.
“Development Agreement” means that certain Development Agreement dated as of January 9, 2018, by and between City and Seller, and recorded on January 10, 2018, in the Official Records as Document No. 12695678.
“Environmental Law” means any law relating to the protection of the environment or, to the extent related to environmental conditions, human health or safety, including the Comprehensive Environmental Response, Compensation and Liability Act, as amended; the Hazardous Materials

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Transportation Act, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Federal Water Pollution Control Act, as amended; and similar laws of the State of Utah.
“Feasibility Period” means the period commencing on the Effective Date and ending at 5:00 p.m., Los Angeles, California time, on June 13, 2018.
“Hazardous Materials” means (a) any substance that constitutes hazardous materials, hazardous waste or toxic waste within the meaning of any Environmental Law or that otherwise is subject to regulation under any Environmental Law and (b) regardless of whether it is so classified, any radioactive material, radon, mold, mildew, microorganisms, asbestos, any medical waste, polychlorinated biphenyls (PCBs), lead-based paint, urea formaldehyde foam insulation and petroleum or petroleum derivatives.
“Improvements” means at least 189,632 square feet of floor area of residential use, such that the Improvements comply with 21A.26.060I.2 of the Salt Lake City Code, and up to 3,000 square feet of retail use within a multifamily structure, and buildings, structures, parking areas, sidewalks, landscaping and other improvements to be constructed and located on the Land.
“Information” means all information, documents, plans, specifications, pictures, projections and other written or verbal information and materials that is not in the public domain and that is furnished to Buyer or any of its subsidiaries or affiliates or any of their respective employees, representatives or agents by Seller or its Related Entities or any partner, member, officer, director, trustee, agent, employee or other person acting or purporting to act on behalf of Seller or any of its Related Entities (including any materials delivered in accordance with Section 5(a)), together with any excerpt from or copy of such information that is prepared by Buyer or any of its subsidiaries or affiliates or any of their respective employees, agents or representatives and all written, diskettes or electronically stored or transmitted documentation furnished to or prepared by Buyer or any of its subsidiaries or affiliates or any of their respective employees, agents or representatives based upon or derived from, reflecting or incorporating, in whole or in part, such information.
“Intangibles” means all right, title, interest and estate of Seller, if any, in, to and under (a) all Service Contracts, (b) all transferable permits, licenses, approvals, utility rights, development rights and similar rights related to the Property, if any, granted by governmental authorities, and (c) all right, title and interest of Seller in and to all assignable warranties and guaranties covering all or any part of the Property, other than those, if any, made by Buyer or a Related Entity (collectively, the “Guaranties”). Intangibles shall not include, and Buyer shall not utilize (i) any internet addresses or websites used historically by Seller in connection with the Property or (ii) the name “Westport Capital Partners LLC” or any reference thereto or derivative thereof. The terms of the foregoing sentence shall survive Closing. Notwithstanding any other provision hereof, Seller makes no representation or warranty relating to the assignability of any of the Service Contracts, Guaranties or other Intangibles and shall not be required to obtain any consents relating to any such assignment.
“Land” means the tract or tracts of land situated in Salt Lake County, Utah, and commonly known as Tax Parcel no. 16-20-276-047-0000 and more particularly described in Schedule 1 attached

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hereto, including all riparian rights, privileges and easements in any way pertaining thereto, all right, title and interest in and to any adjoining sidewalk and in and to any adjoining street or alley.
“Leases” collectively means the leases or other agreements permitting occupancy or use of any space in the Improvements or on the Land.
“Letter of Credit” means a letter of credit issued by a nationally recognized financial institution in a form acceptable to the City, in connection with the City Assurance, if applicable, and which must remain in effect until the Buyer achieves construction completion of the Improvements.
“New Contracts” means any contract executed by Seller after the Effective Date that is with an entity other than a Related Entity, which is terminable on not more than 30 days’ notice at no cost to Buyer and related to the operation, maintenance or management of the Property and approved by Buyer.
“P&P Bond” means a payment and performance bond issued by a nationally recognized bonding company in form acceptable to the City, in connection with the City Assurance, if applicable, and which must remain in effect until the Buyer achieves construction completion of the Improvements.
“Partial Assignment of CEA” means that certain Partial Assignment of Cross-Easement Agreement, substantially in the form attached hereto as Exhibit G, executed by Buyer and Seller and consented to by the other parties to the CEA and recorded against the Property.
“Partial Assignment of Development Agreement” means that certain Partial Assignment and Assumption of Development Agreement, substantially in the form attached hereto as Exhibit D (subject to revision to conform to the City’s comments, conditions and requirements), executed by Buyer and Seller and consented to by City and recorded against the Property. In the event the City requires Seller and Buyer to execute a separate covenant containing the covenants that run to the express benefit of the Seller, then the Buyer shall cooperate with Seller in creating and executing the same as a condition to Closing as described in this Agreement, and the defined term “Partial Assignment of Development Agreement” shall refer to both the Partial Assignment of Development Agreement executed for the City’s benefit and the Partial Assignment of Development Agreement executed for the Seller’s benefit. In addition to providing for the assignment and assumption of the Development Agreement, the Partial Assignment of Development Agreement shall obligate the Buyer to certain covenants for the benefit of Seller which shall be set forth with more particularity in the attached form, but which shall include:

1.	A covenant to obtain entitlement, permits and construct the Improvements on the Property on the following timeline:

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Submit design drawings (“Buyer’s Plans”) for Seller’s approval, which shall not be unreasonably withheld provided the same are compatible with the design guidelines for the Sugarhouse area set forth in: (a) the Sugarhouse Community Master Plan, approved by the City’s Planning Commission on October 26, 2005, and adopted by the City on December 13, 2005; (b) the City Ordinances 21A.26.060, 21A.36.250, 21A.44.020, 21A.44.030, 21A.44.080, 21A.44.050, 21A.46.090, 21A.48.050, 21A.48.055, 21A.48.060, 21A.48.070, 21A.48.080, 21A.48.090, 21A.48.100, 21A.48.110, and 21A.48.120; and (c) the Seller’s approved plans for the MOB (defined below):
Oct. 15, 2018
Submit Footing and Foundation Plans to City for Plan Check:	Dec. 1, 2018
Obtain Foundation Permits:	March 1, 2019
Commence Construction of Footings and Foundation:	March 15, 2019
Substantial Completion of Footings and Foundation:	June 30, 2019

2.
A covenant to construct a multifamily project on the Land as required by the City and in the Development Agreement, and not to reduce the floor area of the residential use within the Improvements to be below 189,632 square feet of floor area, such that the Improvements comply such that the Improvements comply with the requirements of Section 3 of the Development Agreement.

3.	A covenant to not alter the Buyer’s Plans following Seller’s approval to the extent such alteration would have a material adverse effect upon the Seller’s construction of the MOB.

4.	A covenant to provide and maintain the City Assurance and the Completion Guaranty until a certificate of occupancy is issued for each of the Improvements and the MOB.

5.	An indemnity for Seller’s benefit for any and all loss, costs and damages that may be suffered or incurred by Seller as a result of Buyer’s breach of the Development Agreement.

6.
An indemnity for Buyer’s benefit for any and all loss, costs and damages that may be suffered or incurred by Buyer as a result of Seller’s breach of the parking obligations for the MOB set forth in Section 3 of the Development Agreement and any Seller staging on the Property after the close.

7.	A covenant to provide and maintain as required by the City a landscape bond or other financial assurance in connection with Buyer’s construction of footings and foundations.

8.
A license and right of entry on to the Land from Buyer to Seller, so that Seller may establish and maintain staging areas for construction of the MOB, a general cooperation and coordination of staging and access between Seller’s Land and the Property, and an equitable allocation of costs and services for service contracts (such as, but not limited to, any fencing and security services) that serve both the Property and Seller’s Land as reasonably required to complete critical path construction

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milestones provided that such license and right of entry upon the Property shall not adversely affect Buyer’s construction of the Residential Building in accordance with the schedule set forth above and shall in all events terminate on or before January 5, 2019.

9.	Reference to the Additional Contingent Purchase Price payable hereunder.

10.
A partial assignment of the CEA (defined below) which shall allocate 3,000 square feet of the buildable retail square footage on the “Westport Property” (as such term is defined in the CEA) to the Buyer and the Property.

11.
A covenant that if Seller elects not to construct one of the MOB buildings currently approved for Seller’s Land, Seller will not seek to entitle the unbuilt portion of Seller’s Land for anything other than an office or medical office use for a period of five (5) years after the date on which a temporary certificate of occupancy is issued for the Improvements.

“Partial Assignment of MOU” means that certain Partial Assignment of Memorandum of Understanding, substantially in the form attached hereto as Exhibit F, executed by Buyer and Seller and consented to by the other parties to that certain Memorandum of Understanding dated as of December 11, 2017, by and among Seller and certain other parties.
“Permitted Exceptions” means (a) preprinted standard exceptions on the Title Policy, (b) exceptions approved or deemed approved by Buyer pursuant to Section 7(c) of this Agreement, (c) any matters that would be disclosed by a survey or physical inspection of the Property, (d) property taxes and assessments which are not delinquent as of Closing, (e) matters created by Buyer or any of its affiliates or any of their respective representatives, consultants or contractors, (f) the Partial Assignment of Development Agreement, and (g) the Partial Assignment of CEA.
“Personalty” means all fixtures, equipment, machinery, building materials, supplies, inventory and other tangible property owned by Seller, used in connection with the ownership, maintenance, use, leasing, service or operation of the Land or Improvements, and located on the Land or to be located on the Land on the Closing Date, but specifically excluding (i) any personal property owned, financed or leased by any tenant, (ii) any personal property which is owned by property manager or any party to a Service Contract, and (iii) any computer software which either is licensed to Seller or property manager, or which Seller deems proprietary.
“Property” means the Land, the Improvements, the Intangibles, the Personalty and the Intangibles.
“Related Entities” or a “Related Entity” means all direct and indirect affiliates and subsidiaries thereof, all entities related thereto and all partners, shareholders, members, directors, officers, trustees, managers, authorized agents and employees thereof.
“Rents” means all rents, revenues, income, profits and receipts due or otherwise receivable by the owner of the Property for use or occupancy of any of the Property.

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“Residential Building” has the meaning set forth in the Development Agreement.
“Residential Commencement Deadline” has the meaning set forth in the Development Agreement.
“Service Contracts” means the contracts that Buyer is aware of through its affiliate, Sentinel Development Services, Inc., and which Seller’s General Contractor is a party to relating to the security at, and fencing around, the Property which contracts exist as of the Effective Date, plus any New Contracts.
“Title Commitment” means a current commitment for title insurance for an ALTA owner’s policy on the Title Company’s most current form issued by the Title Company.
“Title Company” means First American Title Company.
(b)    Interpretation. When the context so requires in this Agreement, words of one gender include one or more other genders, singular words include the plural, and plural words include the singular. Use of the words “include” and “including” are intended as an introduction to illustrative matters and not as a limitation. When either party is granted permission to exercise its discretion in this Agreement, there shall be no requirement, unless the Agreement expressly states to the contrary, to exercise such discretion reasonably or in accordance with commercial standards and instead such discretion may be exercised in the sole, absolute and unilateral discretion of such party. References in this Agreement to “Sections” are to the numbered subdivisions of this Agreement, unless another document is specifically referenced. The word “party” when used in this Agreement means either Buyer or Seller unless another meaning is required by the context. The word “person” includes individuals, entities and governmental authorities. The word “governmental authority” is intended to be construed broadly and includes federal, state and local governmental entities, commissions, councils, instrumentalities, bodies, boards, departments and officers and individuals acting in any official capacity. When used in this Agreement, the word “laws” is intended to be construed broadly and includes all codes, statutes, rules, regulations, ordinances, pronouncements, case law, requirements, orders, directives, decisions, decrees, judgments and formal or informal guidance or interpretations of any court or governmental authority having jurisdiction over the Property and construction and operation of the Improvements thereon (including but not limited to all Environmental Laws, the Americans with Disabilities Act and any local Board of Fire Underwriters).
2.    Agreement to Purchase.
(a)    Buyer agrees to purchase the Property from Seller, and Seller agrees to sell the Property to Buyer, all on the terms provided in this Agreement.
(b)    Buyer acknowledges that Seller owns real property (“Seller’s Land”) which Seller’s Land is adjacent to the Property, and on which Seller is developing at least one and possibly two medical office buildings (individually and collectively, the “MOB”). The Seller’s Land is also subject to the Development Agreement. Under the Development Agreement and in connection with Seller’s entitlements for the MOB, the “Developer” (as such term is defined in the Development

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Agreement) must: (i) construct a residential multifamily structure on the Property of at least 189,632 square feet of residential use, such that the Improvements comply with 21A.26.60.I.2 of the Salt Lake City Code; and (ii) as a condition of obtaining certificates of occupancy for the MOB on the Seller’s Land, the Developer must satisfy the conditions under Section 5 of the Development Agreement.
(c)    In connection with the sale of the Property and the Assignment of Development Agreement to Buyer and Buyer’s assumption of the obligations thereunder, Buyer acknowledges that Buyer failing to provide and maintain the City Assurance and otherwise perform under the Development Agreement would result in Seller failing to obtain the certificates of occupancy for the MOB, and would cause Seller to incur extraordinary costs and damages, including, without limitation, consequential damages and lost profit.
(d)    As such, and in consideration for the sale of the Property to the Buyer, Seller requires Buyer, and Buyer agrees to satisfy the conditions in Section 5 of the Development Agreement as a condition of Closing, and agrees to give Seller (and Seller’s successors and assigns in and to the Seller’s Land) direct contractual rights against Buyer under the Partial Assignment of Development Agreement (including, without limitation, the specific covenants contained therein), and the Completion Guaranty in the event Buyer defaults under the Development Agreement.
(e)    The provisions of this Section 2 shall survive the Closing and recording of the Deed.
3.    Purchase Price.
(a)    Purchase Price. Subject to increase pursuant to Section 3(c) below, the purchase price for the Property shall be $6,500,000 (the “Purchase Price”) and shall be due and payable by Buyer to Seller in cash at Closing (as defined below).
(b)    Earnest Money. Buyer agrees to deposit $250,000 as earnest money (the “Earnest Money”) with the Title Company within three Business Days after the execution of this Agreement by Buyer and Seller, receipt of which shall be acknowledged by the Title Company. Except as otherwise provided in the last paragraph of Section 6, Section 11(b), Section 14(b) or Section 14(c), if Buyer has not delivered the Due Diligence Approval Notice (as defined below) prior to the expiration of the Feasibility Period, the Earnest Money is refundable. The Earnest Money shall be applied as a credit to the Purchase Price at Closing. However, if (i) Buyer elects to terminate this Agreement as permitted hereunder or by failing to timely deliver a Due Diligence Approval Notice to Seller, (ii) Seller or Buyer elects to terminate this Agreement as permitted under Section 5(i) below (and Buyer is not otherwise in default of this Agreement), or (iii) Seller elects to terminate this Agreement as permitted under Sections 5(j) or 5(k) below (and Buyer is not otherwise in default of this Agreement), the Earnest Money shall be paid to Buyer. In the event of a termination of this Agreement by either Seller or Buyer for any other reason, the Earnest Money shall be delivered to the party hereto entitled to same pursuant to the terms hereof on or before the fifth Business Day following receipt by the Title Company and the non-terminating party of written notice of such termination from the terminating party, unless the other party hereto notifies the Title Company that it disputes the right of the other party to receive the Earnest Money prior to the end of the fourth Business Day following receipt of termination. In the event of such a dispute, the Title Company

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may interplead the Earnest Money into a court of competent jurisdiction in the county in which the Earnest Money has been deposited. All attorneys’ fees and costs and the Title Company’s costs and expenses incurred in connection with such interpleader shall be assessed against the party that is not awarded the Earnest Money, or if the Earnest Money is distributed in part to both parties, then in the inverse proportion of such distribution.
(c)    Additional Contingent Purchase Price. Pursuant to the appraisal procedure in Schedule 2 attached hereto, Buyer shall pay to Seller additional monies as follows (the “Additional Contingent Purchase Price”):
(i)    If the FMV (defined in Schedule 2) of the Buyer’s Property is no less than $57,500,000, Buyer will pay to Seller within thirty (30) days of the completion of the FMV, an additional amount equal to $600,000; and
(ii)    If the FMV of Buyer’s Property is no less than $60,000,000, Buyer will pay to Seller within thirty (30) days of the completion of the FMV, in addition to the payment under (c)(i) above, an additional payment equal to $400,000, for a total of $1,000,000 of Additional Contingent Purchase Price; and
(iii)    The provisions of this subsection (c) shall survive the closing and recording of the Deed.
(d)    Independent Contract Consideration. Buyer agrees that it shall expend significant time and material sums of money in connection with negotiating and executing this Agreement, conducting its due diligence investigations, and preparing for the Closing, all in reliance on Seller’s obligations under this Agreement. Further, Seller acknowledges that Buyer would not have entered into this Agreement without having the opportunity to perform such investigations and without having the right to terminate this Agreement in accordance with the provisions of Section 5(b) of this Agreement. Accordingly, separate consideration exists to support Seller’s obligations hereunder notwithstanding Buyer’s right to terminate this Agreement in accordance with the provisions of Section 5(b) of this Agreement. Without limitation upon the foregoing, $100.00 of the Earnest Money (the “Independent Consideration”) shall in all events be deemed earned by Seller upon execution and delivery of this Agreement by Seller and Buyer and shall be immediately released by Title Company to Seller upon Title Company’s receipt of the initial Earnest Money. The Independent Consideration represents adequate bargained for consideration for Seller’s execution and delivery of this Agreement and Buyer’s right to inspect the Property pursuant to the terms hereof. The Independent Consideration is in addition to and independent of any other consideration or payment provided for herein and is nonrefundable in all events.
(e)    Escrow Instructions. Upon the execution of this Agreement by Buyer and Seller, and the acceptance of this Agreement by Title Company in writing, this Agreement shall constitute the joint escrow instructions of Buyer and Seller to Title Company to open an escrow (“Escrow”) for the consummation of the sale of the Property to Buyer pursuant to the terms of this Agreement. Upon Title Company’s receipt of the Earnest Money and Title Company’s written acceptance of this Agreement, Title Company is authorized to act in accordance with the terms of this Agreement. Buyer and Seller shall execute Title Company’s general escrow instructions upon request (or shall

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furnish their own instructions in lieu of Title Company’s general instructions); provided, however, that if there is any conflict or inconsistency between such general escrow instructions and this Agreement, this Agreement shall control. Upon the Closing, Title Company shall pay any sum owed to Seller in immediately available federal funds.
4.    Closing.
(a)    Closing. The closing of the transactions contemplated hereby (the “Closing”) shall occur at the offices of the Title Company no later than the later of: (i) June 30, 2018; and (ii) five (5) Business Days following the date that Buyer and Seller obtain written evidence of the City’s approval of (1) Buyer as an assignee of the Development Agreement in the form of Partial Assignment of Development Agreement and (2) the form and terms of the City Assurance to be delivered at the Closing, which in no event shall be later than July 20, 2018 (the “Closing Date”).
(b)    Seller Closing Deliveries. As of or prior to the Closing Date, Seller will deposit with the Title Company the following items (collectively, the “Seller Closing Documents”):
(i)    a special warranty deed (the “Deed”), in the form attached to this Agreement as Exhibit A, executed and acknowledged by Seller, conveying to Buyer the Land and the Improvements, which Deed shall be recorded by the Title Company in the Official Records on the Closing Date;
(ii)    a bill of sale (“Bill of Sale”), in the form attached to this Agreement as Exhibit B, executed by Seller;
(iii)    two (2) executed counterparts of an assignment and assumption agreement, in substantially the form attached to this Agreement as Exhibit C (the “Assignment and Assumption Agreement”), executed by Seller;
(iv)    three (3) executed and acknowledged counterparts of the Partial Assignment of Development Agreement in recordable form, executed by Seller and by the City;
(v)    two (2) executed counterparts of the Partial Assignment of MOU in substantially the form attached to this Agreement as Exhibit F executed by Seller;
(vi)    two (2) executed and acknowledged counterparts of the Partial Assignment of CEA in recordable form, executed by Seller;
(vii)    such documents as the Title Company may reasonably require to establish the authority of Seller to complete the transfer of the Property contemplated by this Agreement;
(viii)    an affidavit, dated as of the Closing Date and executed by an appropriate representative of Seller under penalty of perjury, stating that Seller is not a person with respect to whom withholding is required under Section 1445 of the Internal Revenue Code of 1986, as amended;
(ix)    a closing statement; and

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(x)    any and all other items contemplated by the terms of this Agreement or reasonably required by the Title Company.
(c)    Buyer Closing Deliveries. At least one (1) Business Day prior to the Closing Date, Buyer will deposit with the Title Company (i) the Purchase Price, net of credit for the Earnest Money and adjustments for prorations and other items charged or credited to Buyer in accordance with this Agreement, and (ii) the following documents (collectively, the “Buyer Closing Documents”):
(i)    such documents as the Title Company may require to complete the transfer of the Property contemplated by this Agreement to Buyer;
(ii)    two (2) executed counterparts of the Assignment and Assumption Agreement;
(iii)    three (3) executed and acknowledged counterparts of the Partial Assignment of Development Agreement in recordable form;
(iv)    two (2) executed counterparts of the Completion Guaranty, in the form attached to this Agreement as Exhibit E;
(v)    an executed original of the City Assurance, in the form approved by the City;
(vi)    two (2) executed counterparts of the Partial Assignment of MOU substantially the form attached to this Agreement as Exhibit F executed by Buyer;
(vii)    two (2) executed and acknowledged counterparts of the Partial Assignment of CEA in recordable form, executed by Seller;
(viii)    the closing statement; and
(ix)    any and all other items contemplated by the terms of this Agreement or reasonably required by the Title Company.
(d)    Return of Closing Deliveries. Documents and funds deposited in escrow under Section 4(b) or 4(c) will be returned to the person who deposited them if Seller or Buyer terminates its obligation to complete the transfer of the Property contemplated by this Agreement under circumstances allowed by this Agreement.
(e)    Disposition of Documents and Funds at Closing. Provided that all conditions to closing set forth in this Agreement have been satisfied or deemed satisfied, or, as to any condition not satisfied or deemed satisfied, waived by the party intended to be benefited thereby, on the Closing Date Title Company shall conduct the Closing by disbursing to Seller the Purchase Price and such other funds, if any, as may be due to Seller by reason of credits under this Agreement, less all items chargeable to Seller under this Agreement, and as soon thereafter as possible, take the following actions:

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(i)    Record in the following order in the Official Records of Salt Lake County (“Official Records”): (A) the Deed; (B) the Partial Assignment of Development Agreement; (C) any deed of trust or other security instruments and documents in connection with Buyer’s acquisition of the Property; (D) the Partial Assignment of CEA; and (E) any and all other documents requested by Buyer to be recorded against the Property.
(ii)    Deliver to Buyer: (A) the original Title Policy; (B) a fully executed original of the Assignment and Assumption Agreement; (C) an original of the Bill of Sale; (D) a copy of the Completion Guaranty; (E) a copy of the City Assurance; (F) a conformed copy of the recorded Deed; (G) a conformed copy of the recorded Partial Assignment of Development Agreement; (H) a conformed copy of the recorded Partial Assignment of CEA; and (I) a fully executed original of the Partial Assignment of MOU.
(iii)    Deliver to Seller: (A) a fully executed original of the Assignment and Assumption Agreement; (B) an original of the Completion Guaranty; (C) a conformed copy of the recorded Deed; (D) a conformed copy of the recorded Partial Assignment of Development Agreement; (E) a conformed copy of the recorded Partial Assignment of CEA; (F) a fully executed original of the Partial Assignment of MOU; and (G) a copy of every other document delivered to Buyer, excluding Buyer’s Title Policy, Buyer’s closing statement and any and all loan documents (if any) signed by Buyer in connection with the acquisition of the Property.
(iv)    Deliver to the City: (A) the executed original of the City Assurance; and (B) a conformed copy of the recorded Partial Assignment of Development Agreement.
(f)    Deliveries Outside of Escrow. Simultaneously with the Closing and if not previously delivered to Buyer or located at the Property, Seller will deliver to Buyer, outside of the closing escrow, originals or, if originals are not in Seller’s possession, copies of (i) all Service Contracts and files related thereto in the possession of Seller and related to the Property and only to the extent the same are expressly assigned to Buyer under this Agreement, and (ii) all keys to all locks on the Property in the possession of Seller.
5.    Delivery of Due Diligence Materials; Feasibility Period.
(a)    Due Diligence. During the Feasibility Period and following at least one (1) Business Day’s prior notice from Buyer, Seller agrees to allow Buyer, its authorized agents or representatives, at Buyer’s expense, to inspect at the Property and make copies of any other documents and property records relating exclusively to the ownership, operation and maintenance of the Property, but only if and to the extent such documents and property records are in Seller’s possession or control. In addition, commencing on the Effective Date and continuing until Closing (or earlier termination of this Agreement), Buyer shall have reasonable access to the Land at all reasonable times during normal business hours for the purpose of conducting physical inspections and tests, including surveys and architectural, engineering, geotechnical and environmental inspections and tests, provided that (i) Buyer must give Seller 48 hours’ prior telephone or written notice of any such inspection or test, and with respect to any intrusive inspection or test (i.e., core sampling) must obtain Seller’s prior written consent (which consent may be given, withheld or conditioned in Seller’s sole discretion), (ii) prior to performing any inspection or test, Buyer must deliver a

Sugarhouse PSA
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certificate of insurance to Seller evidencing that Buyer and its contractors, agents and representatives have in place comprehensive general liability insurance (with policy limits of at least $2,000,000) and workers’ compensation insurance (with policy limits not less than statutory requirements) for its activities on the Land covering any accident arising in connection with the presence of Buyer, its contractors, agents and representatives on the Land, which insurance shall name Seller as an additional insured thereunder and (iii) all such tests shall be conducted by Buyer in compliance with Buyer’s responsibilities set forth in this Section 5. Buyer shall bear the cost of all such inspections or tests. Subject to the provisions of this Section 5, Buyer or Buyer’s representatives may meet with any governmental authority for any good faith, reasonable purpose in connection with the transaction contemplated by this Agreement; provided, however, Buyer must contact Seller at least 36 hours in advance to inform Seller of Buyer’s intended meeting and to allow Seller the reasonable opportunity to attend such meeting if Seller desires. Notwithstanding anything to the contrary contained in the Agreement, Buyer shall not discuss or apply to reduce the size of the residential use within the Improvements on the Property for less than 189,632 square feet of floor area to maintain compliance with 21A.26.060.I.2 of the Salt Lake City Code.
(b)    Termination Right. Notwithstanding anything to the contrary in this Agreement, Buyer may terminate this Agreement for any reason or no reason by giving written notice of termination to Seller and the Title Company or failure to timely deliver written notice of approval of Buyer’s due diligence review (the “Due Diligence Approval Notice”) on or before the expiration of the Feasibility Period. If Buyer timely gives a Due Diligence Approval Notice, this Agreement shall continue in full force and effect, Buyer shall be deemed to have waived its right to terminate this Agreement pursuant to Section 7(c) and this Section 5(b), and Buyer shall be deemed to have acknowledged that it has received or had access to all Information and conducted all inspections and tests of the Property that it considers necessary or desirable.
(c)    Return of Reports. If this Agreement terminates for any reason, Buyer shall promptly return and/or deliver to Seller all information and copies thereof. Additionally, if this Agreement terminates for any reason other than Seller’s default, then upon request by Seller Buyer shall deliver to Seller copies of all third party reports, investigations and studies relating to the Property (collectively, the “Reports” and, individually, a “Report”) prepared for Buyer in connection with its due diligence review of the Property. The Reports shall be delivered to Seller without any representation or warranty as to the completeness or accuracy of the Reports or any other matter relating thereto. Buyer’s obligation to deliver the Information and the Reports to Seller shall survive the termination of this Agreement.
(d)    Service Contracts. On or prior to the expiration of the Feasibility Period, Buyer will advise Seller in writing of which Service Contracts it will assume and for which Service Contracts Buyer requests that Seller deliver a written termination notice at or prior to Closing, provided Seller shall have no obligation to deliver such a termination notice, and Buyer shall be obligated to assume, any Service Contracts which by their terms cannot be terminated at all, or which cannot be terminated without penalty or payment of a fee. Buyer must assume the obligations arising from and after the Closing Date under the New Contracts and those Service Contracts (i) that Buyer has agreed to assume, or that Buyer is obligated to assume pursuant to this Section 5(d), and (ii) for which a termination notice is delivered as of or prior to Closing but for which termination is not effective

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until after Closing. To the extent that such Service Contracts apply to properties that are not the subject of this Agreement and are Service Contracts that Buyer wishes to or is obligated to assume at the Closing, Seller will diligently attempt to have the same terminated with respect to the properties that are not the subject of this Agreement or bifurcated as of the Closing Date, provided the same is at no cost or consequence to Seller, and Seller makes no representation or warranty that Seller can or will be able to terminate such Service Contracts on or before the Closing Date. Any such Service Contracts that cannot be terminated or bifurcated as contemplated in the prior sentence as of the Closing shall be equitably prorated at the Closing and for so long thereafter as the same shall be in effect prior to being so terminated or bifurcated, and Buyer shall cooperate with Seller to effect such termination and/or bifurcation promptly after the Closing.
(e)    Proprietary Information; Confidentiality. Buyer acknowledges that the Information is proprietary and confidential and will be delivered to Buyer or made available for Buyer’s review solely to assist Buyer in determining the feasibility and financing of purchasing the Property. Buyer shall not use the Information for any purpose other than as set forth in the preceding sentence. Buyer shall not disclose the Information to any person other than to those persons who are responsible for determining the feasibility of Buyer’s acquisition of the Property or financing thereof and who have agreed to preserve the confidentiality of such information as required hereby (collectively, “Permitted Outside Parties”). Buyer shall not divulge the Information except in strict accordance with the confidentiality standards set forth in this Section 5(e). In permitting Buyer to review the Information, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created. Buyer shall not make any public announcement or disclosure of any information related to this Agreement to outside brokers or third parties other than Permitted Outside Parties without the prior written consent of Seller, not to be unreasonably withheld, unless compelled by subpoena or otherwise required by law.
(f)    No Representation or Warranty by Seller. Buyer acknowledges that, except as expressly set forth in this Agreement, Seller has not made nor makes any warranty or representation regarding the truth, accuracy or completeness of the Information or the source(s) thereof. Buyer further acknowledges that some if not all of the Information was prepared by third parties other than Seller. Except as expressly set forth in this Agreement, Seller expressly disclaims any and all liability for representations or warranties, express or implied, statements of fact and other matters contained in such information, or for omissions from the information, or in any other written or oral communications transmitted or made available to Buyer. Buyer shall rely solely upon its own investigation with respect to the Property, concerning all matters related to the design, financing, development, entitlement, construction, maintenance, management, or performance of the Property, including, without limitation, the Property’s physical, environmental or economic condition, compliance or lack of compliance with any ordinance, order, permit or regulation or any other attribute or matter relating thereto. Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Information and is providing the Information or making the same available for Buyer’s review solely as an accommodation to Buyer.
(g)    Buyer’s Responsibilities. In conducting any inspections, investigations or tests of the Property and/or the Information, Buyer and its agents and representatives shall: (i) not

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unreasonably interfere with the operation and maintenance of the Property, (ii) not damage any part of the Property or any personal property owned or held by any third party; (iii) not injure or otherwise cause bodily harm to Seller, property manager, or their respective agents, guests, invitees, contractors and employees; (iv) comply with all applicable laws; (v) promptly pay when due the costs of all tests, investigations and examinations done with regard to the Property; (vi) not permit any liens to attach to the Property by reason of the exercise of its rights hereunder, (vii) repair any damage to the Property resulting directly or indirectly from any such inspection or tests; and (viii) not reveal or disclose prior to Closing any Information to anyone other than the Permitted Outside Parties, in accordance with the confidentiality standards set forth in Section 5(e), or except as may be otherwise required by law.
(h)    Buyer’s Agreement to Indemnify. Buyer indemnifies and holds Seller harmless from and against any and all liens, claims, causes of action, damages, liabilities and expenses (including reasonable attorneys’ fees) arising out of Buyer’s inspections or tests of the Property or any violation of the provisions of Sections 5(a), (e) or (g); provided, however, the indemnity shall not apply to (i) a diminution in value of the Property caused solely by the disclosure to Buyer, Seller or Permitted Outside Parties of Information regarding the discovery of any pre-existing Hazardous Materials at the Property, (ii) any release on or about the Property of any pre-existing Hazardous Materials at the Property, except and to the extent such release was contributed to or exacerbated by the negligence of Buyer or its Permitted Outside Parties, or (iii) any conditions on or about the Property in existence as of the Effective Date except and to the extent contributed to or exacerbated by the negligence of Buyer or its Permitted Outside Parties. Buyer’s obligations under this Section 5(h) shall survive the termination of this Agreement and shall survive the Closing.
(i)    Approval of Partial Assignment of Development Agreement and City Assurance. In coordination with Seller, Buyer shall promptly meet and confer with the City in connection with assuming the obligations of the Development Agreement applicable to Buyer, the form of Partial Assignment of Development Agreement, the form and terms of the City Assurance, and shall cooperate in all respects with any and all City requests for information (including, without limitation, financial reports, financial information, balance sheets and related items) regarding the Buyer or Cottonwood Residential, Inc.; provided, however, Buyer must contact Seller at least 36 hours in advance to inform Seller of Buyer’s intended meetings or conference calls and to allow Seller the reasonable opportunity to attend such meeting if Seller desires. From and after the expiration of the Feasibility Period, Buyer and Seller shall use commercially reasonable efforts to obtain the City’s approval of the form of Partial Assignment of Development Agreement and the form and terms of the City Assurance on or before July 13, 2018 (“City Approval Date”). In the event Buyer and Seller fail to obtain written evidence of the City’s approval of (1) Buyer as an assignee of the Development Agreement in the form of Partial Assignment of Development Agreement and (2) the form and terms of the City Assurance to deliver at the Closing, then either Buyer or Seller shall have the right to terminate this Agreement by written notice to the other, and the Earnest Money shall be returned to Buyer under Section 3(b) above and if Seller elects to terminate this Agreement, then Seller shall reimburse Buyer’s out-of-pocket costs in an amount not to exceed $50,000.

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6.    Conditions to Closing.
(a)    Buyer’s obligation to purchase the Property is conditioned on satisfaction or waiver by Buyer of the following conditions:
(i)    all representations of Seller contained in this Agreement are accurate in all material respects at the time of the Closing;
(ii)    the Title Company shall issue at the Closing, or is unconditionally committed at the Closing to issue, to Buyer an ALTA owner’s title policy with liability in the amount of the Purchase Price (the “Title Policy”), on Title Company’s standard form, showing title to the Property vested in Buyer, subject only to the Permitted Exceptions;
(iii)    City shall have approved of: (A) Buyer as the “Developer” under the Development Agreement; (B) the form of Partial Assignment of Development Agreement; and (C) the form of City Assurance;
(iv)    as of the Closing, Seller shall have materially performed all of its obligations hereunder and all Seller Closing Documents have been tendered.
If the conditions in this Section 6(a) are not satisfied as of the Closing Date, Buyer may elect to terminate this Agreement and receive a refund of the Earnest Money or waive the condition and close.
(b)    Seller’s obligation to consummate the transactions provided for herein, are subject to and contingent upon the satisfaction of the following conditions or the waiver of same by Seller in writing:
(i)    All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date made;
(ii)    City shall have approved of: (A) Buyer as the “Developer” under the Development Agreement; (B) the form of Partial Assignment of Development Agreement; and (C) the form of City Assurance; and
(iii)    Buyer shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by Buyer prior to or at the Closing.
If the conditions in this Section 6(b) are not satisfied as of the Closing Date, Seller may elect to terminate this Agreement and, if such condition is not satisfied as a result of Buyer’s default, retain the Earnest Money as provided in Section 11(a) below.
7.    Title And Survey.
(a)    Title Report. Prior to the Effective Date, Title Company has delivered to Buyer (i) a current commitment for title insurance for an ALTA owner’s policy on the Title Company’s most

Sugarhouse PSA
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current form (the “Commitment”) issued by the Title Company, and (ii) copies of all documents of record referred to in the Commitment as exceptions to title to the Land (“Title Documents”).
(b)    New or Updated Survey. Prior to the Effective Date, Seller has delivered to Buyer Seller’s latest survey of the Property (the “Survey”). Buyer may elect to obtain a new or updated survey (the “Updated Survey”) at its sole cost and expense; provided, however, that in no event shall the issuance and/or receipt of such Updated Survey be a condition precedent to, or delay, the Closing.
(c)    Title Review. During the Feasibility Period, Buyer shall review title to the Land as disclosed by the Commitment and the Survey. All matters shown in the Commitment, the Title Documents and the Survey (if any) that are not objected to by Buyer by delivery of written notice thereof (“Buyer’s Title Objection Notice”) to Seller on or before 5:00 p.m. local time in Los Angeles, California on June 11, 2018 (the “Title Review Period”) shall be conclusively deemed to be accepted by Buyer. If Buyer timely delivers to Seller Buyer’s Title Objection Notice prior to the expiration of the Title Review Period specifying Buyer’s objection to any title exception pertaining to the Land shown in the Commitment, the Title Documents or the Survey (if any) (each a “Title Objection” and collectively the “Title Objections”), except with respect to liens secured by deeds of trust securing loans made to Seller, mechanics’ liens relating to work contracted for by Seller, judgment liens against Seller, and delinquent real property taxes (herein “Monetary Liens”), which Seller agrees to have removed on or before the Closing Date, Seller may, but shall not be obligated to, eliminate or cure at Seller’s sole cost (by title endorsement from the Title Company or otherwise), some or all of such Title Objections; provided, however, if Seller is able and willing to eliminate or cure some or all of such Title Objections, Seller shall notify Buyer in writing on or before June 13, 2018 (“Seller’s Notice Period”) of those Title Objections Seller intends to eliminate or cure (said notice hereinafter called “Seller’s Title Notice”) and in which case the elimination or curing by Seller of the Title Objections specified by Seller for cure or elimination in Seller’s Title Notice shall be completed on or before the Closing Date. If Seller does not deliver Seller’s Title Notice to Buyer within Seller’s Notice Period, Buyer is deemed to be notified that Seller is unable or unwilling to eliminate or cure the Title Objections. If Seller (i) does not timely deliver Seller’s Title Notice or (ii) notifies or is deemed to have notified Buyer that Seller is unable or unwilling to cure any particular Title Objection, Buyer shall be deemed to have waived those Title Objections which Seller is unable or unwilling to eliminate or cure unless on or before the expiration of the Feasibility Period, Buyer delivers to Seller and Title Company Buyer’s Due Diligence Approval Notice terminating this Agreement pursuant to Section 5(b). Notwithstanding anything herein to the contrary, if Buyer’s right to terminate this Agreement pursuant to the foregoing provisions of this Section 7(c) has not expired prior thereto, it shall expire upon expiration of the Feasibility Period.
8.    Closing Costs and Prorations.
(a)    Closing Costs. Buyer shall pay (1) one-half (½) of the Title Company’s fee in connection with the Escrow; (2) the premium and charges for Buyer’s Title Policy not payable by Seller, and any endorsements, extended coverage and the cost of the Updated Survey; (3) one-half (½) of all other recording fees payable in connection with the transfer of the Property not allocated to Seller below. Seller will pay for (i) the premium for standard coverage owner’s policy of title

Sugarhouse PSA
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insurance (ii) one-half (1/2) of any escrow fee charged by the Title Company and (iii) all documentary transfer taxes assessed by Salt Lake County payable in connection with the transfer of the Property; and (iv) one-half (½) of all other recording fees payable in connection with the transfer of the Property. Other costs will be paid by Seller or Buyer, as applicable, as specified by other provisions of this Agreement or, if no provision is made in this Agreement, in accordance with local custom in Salt Lake County, Utah.
(b)    Prorations. Seller and Buyer will prorate all items of collected income and expense, except for insurance premiums, as of midnight on the day before the Closing, and subject to the following:
(i)    Ad Valorem Taxes. All real estate and personal property taxes attributable to the Property will be prorated at Closing. Seller shall be charged with all such taxes up to, but not including, the Closing Date. If the applicable tax rate and assessments for the Property have not been established for the year in which Closing occurs, the proration of real estate and/or personal property taxes, as the case may be, will be based upon the rate and assessments for the preceding year. All taxes imposed because of a change of use of the Property after Closing will be paid by Buyer. Real property tax refunds and credits received after the Closing which are attributable to a fiscal year prior to the Closing shall belong to Seller, and those which are attributable to the fiscal year in which the Closing occurs shall be prorated based upon the date of Closing.
(ii)    Excise, Transfer and Sales Taxes. Seller will be responsible for the payment of all excise, transfer and use taxes imposed with respect to the conveyance of any personal property contemplated by this Agreement and will indemnify and hold Buyer harmless from the payment of such taxes.
(iii)    Amounts allocable to the Closing Date will be for the account of Buyer. If any expenses cannot be determined finally as of the Closing Date, such expense will be prorated on the best available information or, with respect to real property taxes on the latest available tax bill from Salt Lake County.
9.    Representations and Warranties.
(a)    Seller’s Representations and Warranties. In order to induce Buyer to enter into this Agreement and to complete the transfer of the Property contemplated by this Agreement, Seller represents and warrants to Buyer that, as of the date of this Agreement and as of the date of Closing:
(i)    Seller has duly been organized and is validly existing under the laws of the State of Delaware. Seller has the power to enter into this Agreement, to perform its obligations under this Agreement and to complete the transfer of the Property contemplated by this Agreement. Seller has taken all action necessary to authorize the execution and delivery of this Agreement, the performance by Seller of its obligations under this Agreement and the completion of the transfer of the Property contemplated by this Agreement.

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(ii)    This Agreement has been duly executed and delivered by Seller and constitutes a valid, binding and enforceable obligation of Seller, subject to bankruptcy and other debtor relief laws and principles of equity.
(iii)    The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations under this Agreement and the completion of the transfer of the Property contemplated by this Agreement will not result in (1) a material breach of or a default under, any contract, agreement, commitment or other document or instrument to which Seller is party or by which Seller or the Property is bound (except the Service Contracts, Guaranties or other Intangibles, as to which Seller makes no representation or warranty) or (2) a material violation of any law, ordinance, regulation or rule of any governmental authority applicable to Seller or any judgment, order or decree of any court or governmental authority that is binding on Seller.
(iv)    Except for consents required under the Service Contracts, the Guaranties or other Intangibles (as to which Seller makes no representation or warranty), and except for consents required from the City and Seller’s lender regarding the City Assurance and Partial Assignment of Development Agreement, and except for consents, approvals, authorizations and filings already completed, Seller is not required to obtain any material consent, approval or authorization from, or to make any material filing with, any person (including any governmental authority) in connection with, or as a condition to, the execution and delivery of this Agreement, the performance by Seller of its obligations under this Agreement or the completion of the transfer of the Property contemplated by this Agreement.
(v)    There is no action, suit, proceeding or claim against Seller or affecting the Property, or, to the best of Seller’s knowledge, threatened against, the Seller or Property, that would prevent the performance by Seller of its obligations under this Agreement or the completion of the transfer of the Property contemplated by this Agreement. To Seller’s actual knowledge, during the twelve (12)-month period ending on the Effective Date, Seller has not received written notice from governmental entity of any material violation on the Property of, or any non-conformity of the Property with, any law, rule or regulation (not subsequently cured or corrected).
(vi)    Seller has no employees.
(vii)    No assignment for the benefit of creditors, receivership, conservatorship or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws has been filed by or against Seller or the Property or is pending by or against Seller or the Property or, to the best of Seller’s actual knowledge, has been threatened against Seller or the Property.
(viii)    Seller is (A) (x) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury ("OFAC") and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the "List"), and (y) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, and (B) Seller has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and

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correct at all times. The term "Embargoed Person" means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Seller is prohibited by law or Seller is in violation of law.
(ix)    Seller has not entered into any lease or occupancy agreements with respect to the Property.
(x)    The Service Contracts listed on Exhibit H, as applicable, constitute all of the material service contracts and equipment leases executed by Seller that are presently in effect or with respect to the Property.
(xi)    Except as set forth in Exhibit H, Seller has neither given to, nor to Seller’s knowledge received from, a party to any Service Contract written notice that any material default currently exists under such Service Contract.
(xii)    Seller has not received written notice from any governmental entity alleging that Seller is not in full compliance with Environmental Laws. Except as set forth in that certain Phase I Environmental Site Assessment prepared by CBRE, Inc., dated as of November 22, 2017, to Seller’s knowledge, Seller and no other person has used, generated, processed, stored, released, discharged, transported or disposed of Hazardous Materials on the Property except for use and storage in compliance with all applicable Environmental Laws. To Seller’s knowledge, there is no pending or threatened environmental claim with regard to the Property.
(xiii)    Seller has not submitted an application for the creation of any special taxing district affecting the Property, or annexation thereby, or inclusion therein. To Seller’s knowledge, Seller has not received notice that any governmental or quasi-governmental agency or authority intends to impose or increase any special or other assessment against the Property, or any part thereof, including assessments attributable to revaluations of the Property.
As used in this Section 9(a), the phrase “to Seller’s actual knowledge” and similar expressions means the actual knowledge of W. Gregory Geiger, without inquiry of any sort and without imputation of knowledge of others.
Notwithstanding anything to the contrary in this Agreement, Seller shall have no liability, and Buyer shall make no claim against Seller, for (and Buyer shall be deemed to have waived any failure of a condition hereunder by reason of) a failure of any condition or a breach of any representation or warranty, covenant or other obligation of Seller under this Agreement or any closing document executed by Seller if (a) the failure or breach in question constitutes or results from a condition, state of facts or other matter that was actually known to Buyer prior to the expiration of the Feasibility Period or (b) the failure or breach in question constitutes or results from a condition, state of facts or other matter that was actually known to Buyer prior to Closing and Buyer proceeds with the Closing.

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(b)    Buyer’s Representations and Warranties. In order to induce Seller to enter into this Agreement and to complete the transfer of the Property contemplated by this Agreement, Buyer represents and warrants to Seller that, as of the date of this Agreement and as of the date of Closing:
(i)    Buyer has been duly organized and is validly existing under the laws in the State in which it is formed. Buyer has the power to enter into this Agreement, to perform its obligations under this Agreement and to complete the transfer of the Property contemplated by this Agreement. Buyer has taken all action necessary to authorize the execution and delivery of this Agreement, the performance by Buyer of its obligations under this Agreement and the completion of the transfer of the Property contemplated by this Agreement.
(ii)    This Agreement has been duly executed and delivered by Buyer and constitutes a valid, binding and enforceable obligation of Buyer, subject to bankruptcy and other debtor relief laws and principles of equity.
(iii)    The execution and delivery of this Agreement by Buyer, the performance by Buyer of its obligations under this Agreement and the completion of the transfer of the Property contemplated by this Agreement will not result in (1) a material breach of, or a default under, any contract, agreement, commitment or other document or instrument to which Buyer is party or by which Buyer is bound or (2) a material violation of any law, ordinance, regulation or rule of any governmental authority applicable to Buyer or any judgment, order or decree of any court or governmental authority that is binding on Buyer.
(iv)    Except for consents, approvals, authorizations and filings already completed, Buyer is not required to obtain any consent, approval or authorization from, or to make any filing with, any person (including any governmental authority) in connection with, or as a condition to, the execution and delivery of this Agreement, the performance by Buyer of its obligations under this Agreement or the completion of the transfer of the Property contemplated by this Agreement.
(v)    Neither Buyer nor any of its affiliates or constituents nor any brokers or other agents of same, have engaged in any dealings or transactions, directly or indirectly, (i) with any Prohibited Person (defined below), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any such Prohibited Person, (ii) in contravention of any U.S., international or other money laundering regulations or conventions, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. §1 et seq., as amended), or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, (iii) in contravention of Executive Order no. 13224 dated September 24, 2001 issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), as may be amended or supplemented from time to time (“Anti-Terrorism Order”) or on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Organization of Economic Cooperation and Development, Financial Action Task Force, U.S. Office of Foreign Assets Control, U.S. Securities & Exchange Commission, U.S.

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Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, or any country or organization, all as may be amended from time to time, or (iv) any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempting to violate, any of the prohibitions set forth in (a) the Foreign Corrupt Practices Act, (b) the U.S. mail and wire fraud statutes, (c) the Travel Act, (d) any similar or successor statutes or (e) any regulations promulgated under the foregoing statutes. Neither Buyer nor any of its Affiliates or constituents nor any brokers or other agents of same, (x) are or will be conducting any business or engaging in any transaction with any person appearing on the U.S. Treasury Department’s Office of Foreign Assets Control list of restrictions and prohibited persons, or (y) are a person described in section 1 of the Anti-Terrorism Order, and neither Buyer nor any of its affiliates have engaged in any dealings or transactions, or otherwise been associated with any such person. If at any time this representation becomes false then it shall be considered a default under this Agreement and Seller shall have the right to exercise all of the remedies set forth in this Agreement in the event of a default or to terminate this Agreement immediately. As used herein, the following terms shall have the following meanings: (a) “Prohibited Person” means any Person that is now or shall be at any time until Closing a Person with whom a U.S. Person, including a United States Financial Institution as defined in 31 U.S.C. 5312, as periodically amended (“Financial Institution”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the OFAC (including those executive orders and lists published by Office of Foreign Assets Control, Department of the Treasury (“OFAC”) with respect to Specially Designated Nationals and Blocked Persons) or otherwise; and (b) “U.S. Person” means a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories.
(vi)    Buyer is not an employee benefit plan as defined in Section 3(3) of ERISA. Buyer is not acquiring the Property with assets that constitute “plan assets” within the meaning of the plan asset regulations promulgated by the U.S. Department of Labor at 29 C.F.R. 2510.3-101 et seq., as amended or modified from time to time.
(vii)    No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws in pending against or contemplated by Buyer or its general partner(s) or controlling shareholders or members.
(viii)    The assets of the Buyer are not treated as "plan assets" for purposes of ERISA or the Internal Revenue Code.
(ix)    The financial statements heretofore delivered to Seller by Buyer with respect to Cottonwood Residential, Inc. are true and correct in all respects, have been prepared in accordance with sound accounting principles consistently applied, and fairly present the financial conditions of the subject thereof as of the date thereof.
(c)    Disclaimers. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES IN SECTION 9(a) AND ANY SELLER CLOSING DOCUMENT, SELLER SPECIFICALLY DISCLAIMS ALL WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE (INCLUDING WARRANTIES OF

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HABITABILITY, MERCHANTABILITY, WORKMANLIKE CONSTRUCTION AND FITNESS FOR USE OR ACCEPTABILITY FOR THE PURPOSE INTENDED BY BUYER) WITH RESPECT TO THE PROPERTY OR ITS CONDITION OR THE DESIGN, QUALITY, SUITABILITY, STRUCTURAL INTEGRITY, PHYSICAL CONDITION, COMPLIANCE WITH LAWS, SOIL CONDITIONS, STORMWATER DETENTION, RETENTION OR DISCHARGE, DRAINAGE, GEOLOGICAL CONDITIONS, HAZARDOUS MATERIALS, ZONING, CONSTRUCTION, PROSPECTS, OPERATIONS OR RESULTS OF OPERATIONS OF THE PROPERTY AND BUYER ACCEPTS SUCH DISCLAIMERS. THE DISCLAIMERS IN THIS SECTION 9(c) SPECIFICALLY EXTEND TO (1) MATTERS RELATING TO HAZARDOUS MATERIALS AND COMPLIANCE WITH ENVIRONMENTAL LAWS, (2) GEOLOGICAL CONDITIONS, INCLUDING SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND STREAMS AND RESERVOIRS AND OTHER UNDERGROUND WATER CONDITIONS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER, EARTHQUAKE FAULTS, AND MATTERS RELATING TO FLOOD PRONE AREAS, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARDS, (3) STORMWATER DETENTION, RETENTION, DISCHARGE OR DRAINAGE, (4) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF UNSTABLE SOILS, CONDITIONS OF SOIL FILL, SUSCEPTIBILITY TO LANDSLIDES, AND THE SUFFICIENCY OF ANY UNDERSHORING, (5) ZONING AND SUBDIVISION AND COMPLIANCE WITH ZONING AND SUBDIVISION LAWS, (6) THE VALUE AND PROFIT POTENTIAL OF THE PROPERTY, (7) DESIGN, CONSTRUCTION, QUALITY, SUITABILITY, STRUCTURAL INTEGRITY AND PHYSICAL CONDITION OF THE PROPERTY AND (8) COMPLIANCE OF THE PROPERTY WITH ANY LAWS (INCLUDING BUILDING CODES AND SIMILAR LAWS, THE AMERICANS WITH DISABILITIES ACT OF 1990 AND THE FAIR HOUSING AMENDMENTS ACT OF 1988). BUYER REPRESENTS AND WARRANTS TO SELLER AND ITS RELATED ENTITIES THAT BUYER IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED BUYER OF REAL ESTATE. BUYER ACKNOWLEDGES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY SELLER IN SECTION 9(a) AND ANY SELLER CLOSING DOCUMENT, BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY STATEMENT OF SELLER OR ANY OF ITS RELATED ENTITIES OR ANY OFFICER, DIRECTOR, TRUSTEE, AGENT, EMPLOYEE OR OTHER PERSON ACTING OR PURPORTING TO ACT ON BEHALF OF SELLER OR ANY OF ITS RELATED ENTITIES. BUYER ACKNOWLEDGES THAT IT HAS CONDUCTED OR WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS AS TO THE CONDITION OF THE PROPERTY AND ALL MAILERS BEARING UPON THE PROPERTY OR TIM DESIGN, QUALITY, SUITABILITY, STRUCTURAL INTEGRITY, PHYSICAL CONDITION, COMPLIANCE WITH LAWS, SOIL CONDITIONS, STORMWATER DETENTION, RETENTION OR DISCHARGE, DRAINAGE, GEOLOGICAL CONDITIONS, HAZARDOUS MATERIALS, ZONING, CONSTRUCTION, PROSPECTS, OPERATIONS AND RESULTS OF OPERATIONS OF THE PROPERTY AS IT DEEMS NECESSARY TO PROTECT ITS INTERESTS AND DETERMINE THE SUITABILITY OF THE PROPERTY FOR BUYER’S INTENDED USE. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES IN SECTION 9(a) AND ANY SELLER CLOSING DOCUMENT, BUYER IS ACQUIRING THE PROPERTY “AS IS” AND “WHERE IS” AND SUBJECT TO ALL FAULTS, DEFECTS OR OTHER ADVERSE MATTERS, WHETHER PATENT OR LATENT. UPON CLOSING, BUYER

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WILL ACCEPT THE PROPERTY SUBJECT TO BOTH PATENT AND LATENT ADVERSE STRUCTURAL, PHYSICAL, ECONOMIC OR ENVIRONMENTAL CONDITIONS OR DEFECTS THAT MAY THEN EXIST, WHETHER OR NOT REVEALED BY THE INSPECTIONS AND INVESTIGATIONS CONDUCTED BY BUYER. BUYER SPECIFICALLY WAIVES AND RELEASES (1) ALL WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE (INCLUDING WARRANTIES OF HABITABILITY, MERCHANTABILITY, WORKMANLIKE CONSTRUCTION AND FITNESS FOR USE OR ACCEPTABILITY FOR THE PURPOSE INTENDED BY SELLER BUT EXCLUDING THE REPRESENTATIONS AND WARRANTIES IN SECTION 9(a) AND ANY SELLER CLOSING DOCUMENTS) WITH RESPECT TO THE PROPERTY OR THE DESIGN, QUALITY, SUITABILITY, STRUCTURAL INTEGRITY, PHYSICAL CONDITION, COMPLIANCE WITH LAWS, SOIL CONDITIONS, STORMWATER DETENTION, RETENTION OR DISCHARGE, DRAINAGE, GEOLOGICAL CONDITIONS, HAZARDOUS MATERIALS, ZONING, CONSTRUCTION, PROSPECTS, OPERATIONS AND RESULTS OF OPERATIONS OF THE PROPERTY AND (2) EXCEPT FOR ANY BREACH BY SELLER UNDER THIS AGREEMENT OR ANY SELLER CLOSING DOCUMENT, ALL RIGHTS, REMEDIES, RECOURSE OR OTHER BASIS FOR RECOVERY (INCLUDING ANY RIGHTS, REMEDIES, RECOURSE OR BASIS FOR RECOVERY BASED ON NEGLIGENCE OR STRICT LIABILITY) THAT BUYER WOULD OTHERWISE HAVE AGAINST SELLER OR ANY OF ITS RELATED ENTITIES, ANY PERSON WHO HOLDS A DIRECT OR INDIRECT OWNERSHIP INTEREST IN SELLER OR ANY RELATED ENTITY AND THE RESPECTIVE MEMBERS, PARTNERS, OFFICERS, DIRECTORS, TRUSTEES, AGENTS AND EMPLOYEES OF EACH SUCH PERSON IN RESPECT OF THE DESIGN, QUALITY, SUITABILITY, STRUCTURAL INTEGRITY, PHYSICAL CONDITION, COMPLIANCE WITH LAWS, SOIL CONDITIONS, STORMWATER DETENTION, RETENTION OR DISCHARGE, DRAINAGE, GEOLOGICAL CONDITIONS, HAZARDOUS MATERIALS, ZONING, CONSTRUCTION, PROSPECTS, OPERATIONS AND RESULTS OF OPERATIONS OF THE PROPERTY AS IT DEEMS NECESSARY TO PROTECT ITS INTERESTS. BUYER ACKNOWLEDGES AND AGREES THAT: (i) THE DISCLAIMERS, WAIVERS, RELEASES AND OTHER PROVISIONS SET FORTH IN THIS SECTION 9(c) ARE AN INTEGRAL PART OF THIS AGREEMENT, (ii) SELLER WAS MATERIALLY INDUCED TO ENTER INTO THIS AGREEMENT AND SELL THE PROPERTY TO BUYER IN MATERIAL RELIANCE UPON SUCH DISCLAIMERS, WAIVERS, RELEASES AND OTHER PROVISIONS SET FORTH IN THIS SECTION 9(c), (iii) SELLER WOULD NOT HAVE AGREED TO COMPLETE THE SALE ON THE TERMS PROVIDED IN THIS AGREEMENT, WITHOUT THE DISCLAIMERS, WAIVERS, RELEASES AND OTHER PROVISIONS SET FORTH IN THIS SECTION 9(c). THE PROVISIONS OF THIS SECTION 9(c) AND THE DISCLAIMERS, WAIVERS AND RELEASES SET FORTH HEREIN SHALL EXPRESSLY INCLUDE AND BE FOR THE BENEFIT OF ALL RELATED ENTITIES AND ALL RELATED ENTITIES ARE EXPRESSLY THIRD PARTY BENEFICIARIES OF THIS SECTION 9(c).
(d)    Release. In furtherance of the “AS IS, WHERE IS” nature of the sale, Buyer shall rely solely upon Buyer’s own knowledge of the Property based on its investigation of the Property and its own inspection of the Property in determining the Property’s physical condition. Except with respect to Seller’s representations and warranties under Section 9(a) or in the Seller Closing Documents, Buyer and anyone claiming by, through or under Buyer hereby waives its right to

Sugarhouse PSA
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recover from and fully and irrevocably releases Seller and the Seller Related Entities from any and all Claims that it may now have or hereafter acquire against any of the Seller Related Entities arising from or related to any construction defects, errors, omissions or other physical conditions, latent or otherwise, including environmental matters, affecting the Property, or any portion thereof. This release includes Claims or which Buyer is presently unaware or which Buyer does not presently suspect to exist which, if known by Buyer, would materially affect Buyer’s release to Seller. From and after the Close of Escrow, in connection with the above release, Buyer specifically acknowledges that this release specifically extends to claims which the Buyer does not know or suspect to exist in its favor at the time of executing the release, which if known by Buyer must have materially affected Buyer.
In this connection and to the extent permitted by law, Buyer hereby agrees, represents and warrants that Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that from and after the Close of Escrow, Buyer nevertheless hereby intends to release, discharge and acquit Seller from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which might in any way be included as a material portion of the consideration given to Seller by Buyer in exchange for Seller’s performance hereunder.
Seller has given Buyer material concessions regarding this transaction in exchange for Buyer agreeing to the provisions of this Section 9(d). Buyer has initialed this Section 9(d) to further indicate its awareness and acceptance of each and every provision hereof. This Section 9(d) shall survive any termination of this Agreement and the Closing.
______/s/ TR_/s/GTC___
BUYER’S INITIALS
(e)    Survival. The representations and warranties in Sections 9(a) and 9(b) will survive Closing, but only for a period of six (6) months, and no claim shall be allowed on any such representation or warranty unless notice of the claim and a detailed statement of the basis for the claim is delivered by the claimant to the other party within such six-month period. Nothing in this Section 9(e) limits the disclaimers, waivers, releases and other provisions in Sections 9(c) or 9(d), all of which will survive Closing without limit as to time.
10.    Specific Rights and Obligations.
(a)    Maintenance of Insurance. Seller agrees that it will maintain all insurance in effect as of the date of this Agreement with respect to the Property (or, if such insurance is cancelled or expires, comparable insurance) until the earlier of the Closing or the termination by Buyer or Seller of its obligation to complete the transfer of the Property contemplated by this Agreement.
(b)    Conduct of Business. Until the earlier of the Closing Date or the termination by Buyer or Seller of its obligation to complete the transfer of the Property, Seller will carry on its

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business with respect to maintaining and operating the Property in a manner that is consistent with Seller’s past practices subject to changes in asset management and leasing parameters as Seller considers desirable or necessary to meet market conditions.
(c)    Leasing. Between the Effective Date continuing until the Closing (provided the Agreement has not been terminated), Seller will not enter into any New Leases without Buyer’s prior written consent, which consent may be withheld in Buyer’s sole discretion.
11.    Remedies.
(a)    SELLER’S REMEDIES. IF BUYER FAILS TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT WITHIN 15 DAYS AFTER WRITTEN DEMAND FOR PERFORMANCE DELIVERED TO BUYER BY SELLER (PROVIDED THAT BUYER’S CURE RIGHT SHALL NOT EXTEND BEYOND THE CLOSING DATE UNLESS SUCH DEFAULT IS NOT RELATED TO THE PAYMENT OF THE PURCHASE PRICE, AND IN THE EVENT BUYER’S DEFAULT OCCURS SUCH THAT THE CURE PERIOD WOULD EXTEND THE CLOSING BEYOND THE CLOSING DATE, THEN BUYER SHALL NOT HAVE ANY CURE RIGHT AND SELLER MAY EXERCISE ITS REMEDIES IMMEDIATELY UNLESS BUYER HAS DEPOSITED THE PURCHASE PRICE INTO ESCROW) THEN SELLER, AS ITS SOLE AND EXCLUSIVE REMEDY, MAY TERMINATE ITS OBLIGATION TO COMPLETE THE TRANSFER OF THE PROPERTY AND, UPON SO DOING, WILL BE ENTITLED TO RECEIVE THE EARNEST MONEY AS LIQUIDATED DAMAGES. SELLER WAIVES ALL REMEDIES FOR BUYER’S FAILURE TO COMPLETE THE TRANSFER OF THE PROPERTY, EXCEPT THOSE SPECIFICALLY PROVIDED FOR IN THIS SECTION 11(A). SELLER AND BUYER ACKNOWLEDGE THAT SELLER’S DAMAGE WOULD BE DIFFICULT OR IMPOSSIBLE TO ASCERTAIN IN THE EVENT OF BUYER’S DEFAULT IN ITS OBLIGATION TO PURCHASE THE PROPERTY AND THAT THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION 11(A) ARE A REASONABLE ESTIMATE OF SELLER’S DAMAGES. SELLER AND BUYER ACKNOWLEDGE THAT THE AMOUNT OF THE LIQUIDATED DAMAGES HAS BEEN SET TAKING INTO ACCOUNT VARIOUS FACTORS, INCLUDING THE POTENTIAL FOR CHANGE IN VALUE OF THE PROPERTY. BUYER AND SELLER REPRESENT AND WARRANT TO EACH THAT THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION DO NOT CREATE AN IMBALANCE BETWEEN SELLER AND BUYER, AND THAT THIS PROVISION DID NOT RESULT FROM ANY IMBALANCE IN BARGAINING POWER BETWEEN BUYER AND SELLER IN NEGOTIATING THIS AGREEMENT. THE REMEDIES PROVIDED IN THIS SECTION 11(A) ARE EXCLUSIVE, PROVIDED, HOWEVER, THAT NOTHING IN THIS SECTION 11(A) LIMITS SELLER’S REMEDIES FOR ANY BREACH BY BUYER OF ANY REPRESENTATION, WARRANTY, OBLIGATION, UNDERTAKING OR INDEMNITY THAT SURVIVES THE TERMINATION OF THIS AGREEMENT, AS EXPRESSLY SET FORTH IN THIS AGREEMENT. IF CLOSING IS CONSUMMATED, THEN SELLER SHALL HAVE ALL REMEDIES AVAILABLE AT LAW OR IN EQUITY IF BUYER FAILS TO PERFORM ANY OBLIGATION OF BUYER UNDER THIS AGREEMENT.
BUYER ___________ SELLER _/s/WGGN________

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(b)    Buyer’s Remedies. If Seller fails to materially perform any of its obligations under this Agreement prior to Closing, such failure shall constitute a Seller default, and if such default is not cured within 15 days after written demand for performance delivered to Seller by Buyer, then Buyer may either (i) terminate its obligation to complete its purchase of the Property, in which event Buyer shall be entitled to receive a return of the Earnest Money, or so much of the same as has then been delivered to Escrow hereunder, together with reimbursement by Seller of all of Buyer’s out-of-pocket expenses in an amount not to exceed $250,000, or (ii) enforce specific performance of Seller’s obligation, provided that Buyer files an action for specific performance within sixty (60) days after Seller’s alleged breach under this Agreement; if Buyer fails to file an action for specific performance within such timeframe, Buyer will be deemed to have elected its remedy under subsection (i) of this Section 11(b). The remedies provided in this Section 11(b) are exclusive, and Buyer expressly waives all other remedies, claims and causes of action (including any right to obtain lost profits or actual, consequential, special or any other damages from Seller) for Seller’s failure in performance prior to Closing or for any inaccuracy of Seller’s representations and warranties that is discovered by Buyer prior to Closing.
(c)    Limitation on Liability. Notwithstanding anything to the contrary contained in this Agreement or any document or certificate executed in connection with this Agreement (including the Seller Closing Documents), Seller shall have no liability to Buyer (and Buyer shall make no claim against Seller) for a breach of any representation or warranty or any other covenant, agreement or obligation of Seller, or for indemnification, under this Agreement or any Purchase Documents (defined below) executed by Seller in connection with this Agreement, unless Buyer’s valid claims for all such breaches and indemnifications collectively aggregate to more than $15,000 (in which case Buyer shall be entitled to recover all amounts below such “floor”), and the aggregate liability of Seller and Related Entities arising directly or indirectly pursuant to or in connection with the representations and warranties (whether express or implied), indemnities and other obligations of Seller under this Agreement or any document or certificate executed in connection with this Agreement (including the Seller Closing Documents) shall be limited to $300,000, regardless of whether any such liability arises from the actual or alleged negligent, willful or intentional act or omission of Seller or any Related Entity. In no event shall Seller be liable to Buyer for any punitive, speculative or consequential damages. Notwithstanding the foregoing, the limitations upon Seller’s liability shall not be applicable to Seller’s duties and obligations arising out of the Partial Assignment of Development Agreement. The provisions of this Section 11(c) shall survive Closing.
12.    Brokerage.
Each party hereby represents and warrants to the other that it has not dealt with any broker or finder with respect to the transaction contemplated. Seller and Buyer each agrees to indemnify and defend the other and hold the other harmless against any claim for a commission, finder’s fee or similar compensation asserted by any person retained by or claiming through the indemnifying party or its affiliates in connection with the transfer of the Property or the execution of this Agreement, and all related loss, damage, liability, obligation, claim, suit, cause of action, judgment, settlement, penalty, fine or cost or expense (including fees and disbursements of attorneys and other professionals and court costs). The provisions of this Section 12 shall survive the Closing and any termination of this Agreement.

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13.    Possession.
Seller will deliver possession of the Property to Buyer at the time of Closing.
14.    Casualty and Condemnation.
(a)    Notice of Casualty or Condemnation. Seller will notify Buyer within 10 days after receiving notice of, or otherwise becoming aware of, (1) any Casualty Loss (as defined below) or (2) the commencement of any proceedings for the taking by eminent domain of all or any part of the Property.
(b)    Casualty Losses. Buyer acknowledges and agrees that the Property contains minimal improvements. If any of the Property is damaged or destroyed by fire, lightning, vandalism, flood, earthquake, act of God, or other casualty prior to the Closing, then this Agreement shall remain in full force and effect, in which case Buyer shall take title to the Property at Closing subject to such damage and destruction with no offset or deduction from the Purchase Price (with Seller retaining any and all proceeds and claims under any Seller’s insurance policy).
(c)    Condemnation. If, prior to Closing, all or a “material part” of the Property is taken by eminent domain or any proceedings for the taking by eminent domain of all or a material part of the Property is commenced or Seller and the condemning authority enter into discussions regarding Seller’s delivery of a deed in lieu thereof, then Buyer, at its option within ten Business Days after receiving notice thereof from Seller, may terminate its obligation to complete the transfer of the Property in which case the Earnest Money will be returned to Buyer. If Buyer elects to complete the transfer of the Property notwithstanding a taking by eminent domain or proceeding therefore or deed in lieu thereof, Seller will deliver to Buyer at Closing, through the closing escrow, all condemnation proceeds previously received by Seller and an assignment of Seller’s rights with respect to all uncollected condemnation proceeds (in either case, net of proceeds allocable to loss of use of the Property for the period through the Closing Date and costs incurred by Seller in connection with such proceedings) and such documents as Buyer may reasonably request to substitute itself for Seller in any pending eminent domain proceedings. For purposes of this Section 14(c), a “material part of the Property” shall mean the loss of any material means of access or any other portion of the Property that will result in a loss of more than five percent (5%) of the Purchase Price.
15.    Consequences of Termination.
If Buyer or Seller terminates its obligation to complete the transfer of the Property under circumstances permitted by this Agreement, neither Buyer nor Seller will have any further liability or obligation under this Agreement, except indemnity provisions and obligations under Sections 5(h), 11 (if applicable) and 12 and any other term that expressly survives the termination of this Agreement. Nothing in this Section 15 is intended to limit the obligations of the Title Company or the provisions of this Agreement dealing with the disposition of funds or documents held in escrow following termination of the obligations of Buyer or Seller. If Buyer or Seller terminates its obligation to complete the transfer of the Property, Buyer will deliver the Information to Seller.

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Return of materials as required by this Section 15 will not limit Buyer’s obligations under Section 5(h).
16.    Miscellaneous.
(a)    Survival. Except as specifically provided for in Sections 8(b) and 9(d), all disclaimers, waivers, releases, covenants, undertakings and obligations under this Agreement and all representations and warranties contained in this Agreement will survive the Closing and will not be merged into the Deed or other documents delivered pursuant to this Agreement.
(b)    Attorneys’ Fees. If litigation is commenced by Buyer or Seller against the other party in connection with this Agreement or the Property, the party prevailing in the litigation will be entitled to collect from the other party the expense (including fees, costs and disbursements of attorneys, experts and other professionals and court costs) incurred in connection with the litigation, both prior to and during any appellate proceedings, said agreement to survive Closing and any termination of this Agreement.

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(c)    Notices. Any notice or other communication to any party given under this Agreement will be effective only if in writing delivered to whichever of the following addresses is applicable:

If to Seller:
Sugarhouse Property, LLC
c/o Westport Capital Partners LLC
2121 Rosecrans Avenue
Suite 4325
El Segundo, California 90245
Attention: W. Greg Geiger
Facsimile No.: (310) 643-7379
Telephone No.: (310) 294-1234
Email: ggeiger@westportcp.com

With a copy to:
Sugarhouse Property, LLC
c/o Westport Capital Partners LLC
40 Danbury Road
Wilton, Connecticut 06897
Attention: Marc Porosoff, Esq.
Facsimile No.: (203) 429-8599
Telephone No.: (203) 429-8602
Email: legaltrx@westportcp.com

With a copy to:
Buchalter, A Professional Corporation
1000 Wilshire Blvd., Suite 1500
Los Angeles, CA 90017
Attn: J. David Hitchcock, Esq.
Facsimile No.: (213) 896-0400
Telephone No.: (213) 891-8355
Email: dhitchcock@buchalter.com

If to Buyer:
Cottonwood Sugar House, LLC
c/o Sentinel Development Services, Inc.
18301 Von Karman Avenue, Suite 510
Irvine, CA 92612
Attention: Colby Durnin
Facsimile: (949) 582-1339
Telephone No.: (949) 582-1948
Email: cdurnin@sentineldev.com

With a copy to:
Allen Matkins Leck Mallory Gamble & Natsis, LLP
600 West Broadway, Suite 2700
San Diego, CA 92101
Attention: Michael C. Pruter, Esq.
Facsimile: (619) 233-1158
Telephone No.: (619) 233-1517
Email: mpruter@allenmatkins.com

If to Title Company:
First American Title Insurance Company
215 South State Street, Ste. 380
Salt Lake City, UT 84111
Attention: Cathy Prestwich – Alisha White
Order No. NCS-906399-SLC1
Facsimile: (866) 344-5051
Telephone No.: (801) 578-8887
Email: cprestwich@firstam.com

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Any notice or other communication will be deemed received only upon delivery to the address provided for in this Section 16(c) or rejection of delivery at such address.
Notice may be given (a) personally (where upon notice is given when delivered), (b) by a national overnight delivery service in which event delivery shall be deemed to occur the next Business Day after depositing the notice with such delivery service, or (c) by a facsimile or attachment to an email, provided that an email attachment shall be followed within one (1) business day by delivery of such notice pursuant to clause (a) or (b) above, and in which event notice shall be deemed to occur the same day if received before 5:00 p.m. on a Business Day and, if not so received, the next Business Day. If the date on which any notice to be given hereunder falls on a Saturday, Sunday or legal holiday, then such date shall automatically be extended to the next Business Day immediately following such Saturday, Sunday or legal holiday. The addresses and addressees to which notice is to be given may be changed by written notice given in the manner specified in this Section 16(c) and actually received by the addressee.
(d)    Parties Bound. This Agreement will be binding upon and will inure to the benefit of Buyer and Seller and their respective successors and permitted assigns. Any indemnity in favor of a party or its affiliates also will benefit each person who holds a direct or indirect ownership interest in such party or affiliate and the respective officers, directors, trustees, agents, employees and affiliates of such party or affiliate and such owners, and all such persons are third-party beneficiaries of this Agreement to the extent of their rights to indemnity under the related provision and may enforce that provision against Buyer or Seller, as applicable. Neither the Title Company nor the Broker is a third-party beneficiary of this Agreement, nor may the Title Company or the Broker enforce this Agreement or any obligation under this Agreement.
(e)    Construction. The Section headings contained in this Agreement are for convenience of reference only and are not intended to delineate or limit the meaning of any provision of this Agreement or be considered in construing or interpreting the provisions of this Agreement.
(f)    Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which, taken together, will constitute one instrument. Buyer and Seller may execute different counterparts of this Agreement and, if they do so, the signature pages from the different counterparts may be combined to provide one integrated document.
(g)    Entirety and Amendments. This Agreement embodies the entire agreement and understanding between Buyer and Seller with respect to its subject matter and supersedes all prior agreements and understandings, written and oral, between Buyer and Seller related to that subject matter, including any letter of intent. This Agreement and the obligations of the parties under this Agreement may be amended, waived and discharged only by an instrument in writing executed by the party against which enforcement of the amendment, waiver or discharge is sought. Joinder of the Title Company and the Broker will not be necessary to make any amendment, waiver or discharge effective between Buyer and Seller.
(h)    Invalidity. The determination that any provision of this Agreement is invalid or unenforceable will not affect the validity or enforceability of the remaining provisions or of that

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provision under other circumstances. Any invalid or unenforceable provision will be enforced to the maximum extent permitted by law.
(i)    Assignment. Buyer shall not transfer, convey or assign all or any part of this Agreement without the approval of Seller, which approval may be withheld in Seller’s sole and absolute discretion; provided, however, that Buyer may, at any time prior to the date which is five (5) Business Days prior to the Closing, assign this Agreement without Seller’s consent provided that: (a) the assignee is an entity that is a joint venture between Buyer and Cottonwood Residential, Inc., and (b) there is no change to Cottonwood Residential, Inc. providing the Completion Guaranty. In the event of any assignment by Buyer, Buyer shall continue to remain fully liable hereunder as totally and completely as if such assignment had not occurred.
(j)    Governing Law. This Agreement will be governed by the laws of the State of Utah, without giving effect to principles of conflicts of law.
(k)    No Liability of Related Parties. No Related Entity, nor any person who holds a direct or indirect ownership interest in Seller or any Related Entity, nor any of the respective officers, directors, trustees, agents and employees of any such person shall have any liability, directly or indirectly, under or in connection with this Agreement, any document or certificate executed in connection with this Agreement (including the Seller Closing Documents) or any amendment of any of the foregoing made at any time, whether prior to, contemporaneous with or after this Agreement. Buyer and its successors and assigns, as well as all other persons, may look solely to Seller’s assets for the payment of any claim or any performance, and Buyer, on behalf of itself and its successors and assigns, hereby waives any and all other claims, demands, causes of action and liability.
(l)    Waiver of Jury Trial. TO THE EXTENT ALLOWED BY LAW, BUYER AND SELLER EACH WAIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION BETWEEN THEM RELATED TO THIS AGREEMENT, THE TRANSACTION CONTEMPLATED HEREBY OR THE PROPERTY. The provisions of this Section 16(1) shall survive the Closing and any termination of this Agreement.
(m)    Time. Time is of the essence in the performance of this Agreement.
(n)    No Recordation. Without the prior written consent of Seller, there shall be no recordation of either this Agreement or any memorandum hereof, or any affidavit pertaining hereto, and any such recordation of this Agreement or memorandum or affidavit by Buyer without the prior written consent of Seller shall constitute a default hereunder by Buyer, whereupon Seller shall have the remedies set forth in Section 11(a).
(o)    Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party at Closing, each party agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Property to Buyer.

Sugarhouse PSA
(Multifamily)

(p)    Joint and Several Liability. In the event there are multiple assignees of Buyer who take title to the Property, the liability of such assignees with respect to the obligations of Buyer under this Agreement shall be joint and severable.
(q)    Marketing. Following the expiration of the Feasibility Period and Buyer’s delivery of the Due Diligence Approval Notice, neither Seller nor any affiliate of Seller shall negotiate, accept or otherwise pursue any offer or agreement to sell, recapitalize or restructure the Property (other than pursuant to this Agreement) or any direct or indirect interest in the Property.

[balance of the page intentionally left blank, signatures follow on next page]
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
SELLER:
SUGARHOUSE PROPERTY, LLC,
a Delaware limited liability company
By:     /s/ W. Greg Geiger
Name:    W. Greg Geiger
Title    Vice President
By:    /s/ Peter Aronson
Name:    Peter Aronson
Title    Vice President

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
Buyer:
COTTONWOOD SUGAR HOUSE, LLC,
a Delaware limited liability company

By:     CW Sugar House JV, LLC,
        a Delaware limited liability company, its managing member

By:	Cottonwood Residential O.P., LP, a Delaware limited partnership, its managing member

By:    /s/Gregg Christensen
                            Gregg Christensen, Executive Vice President

By:      Sentinel Real Estate Services, LLC,
        a California limited liability company, its member

By:  __/s/ Thomas Reiter __
Name: __Thomas Reiter___
Its: Manager

This Agreement is executed by the Title Company to acknowledge its duties under this Agreement.
Title Company:
FIRST AMERICAN TITLE INSURANCE COMPANY
By:
Name:
Title    Vice President

SCHEDULE 1
Legal Description
PARCEL 1:

LOT 4C, SUGARHOUSE CENTER AMENDED, ACCORDING TO THE OFFICIAL PLAT THEREOF ON FILE AND OF RECORD IN THE SALT LAKE COUNTY RECORDER'S OFFICE.

PARCEL 1A:

CROSS-EASEMENT AGREEMENT RECORDED AUGUST 9, 1990 AS ENTRY NO. 4951043 IN BOOK 6243 AT PAGE 1178 OF OFFICIAL RECORDS, AS AMENDED BY THAT CERTAIN FIRST AMENDMENT TO CROSS-EASEMENT AGREEMENT RECORDED MAY 24, 1991 AS ENTRY NO. 5071522 IN BOOK 6319 AT PAGE 1015 OF OFFICIAL RECORDS, AND AS AMENDED BY THAT CERTAIN SECOND AMENDMENT TO CROSS-EASEMENT AGREEMENT RECORDED DECEMBER 15, 2017 AS ENTRY NO. 12680135 IN BOOK 10629 AT PAGE 9496 OF OFFICIAL RECORDS (AS SAID DECLARATION MAY HAVE HERETOFORE BEEN AMENDED OR SUPPLEMENTED).

Parcel 1B:

EASEMENT DEED RECORDED AUGUST 9, 1990 AS ENTRY NO. 4951044 IN BOOK 6243 AT PAGE 1234 OF OFFICIAL RECORDS.

Parcel 1C:
EASEMENT DEED RECORDED AUGUST 9, 1990 AS ENTRY NO. 4951045 IN BOOK 6243 AT PAGE 1238 OF OFFICIAL RECORDS.

SCHEDULE 2
Appraisal Procedure for Additional Contingent Purchase Price

In connection with determining the Additional Contingent Purchase Price required by Section 3(c) of the above Purchase and Sale Agreement (the “Purchase Agreement”) by and between Cottonwood Sugar House, LLC, a Delaware limited liability company (“Buyer”) and Sugarhouse Property, LLC, a Delaware limited liability company (“Seller”), such determination shall be made in accordance with the terms and conditions of this Schedule. Initially capitalized terms used but not defined in this Schedule shall have the meanings ascribed to such terms in the Purchase Agreement.

1.    FMV Determination.
(a)    Seller may submit a written request that the Buyer and Seller proceed with ordering independent appraisals of the Property (an “Appraisal Request”) upon the earlier of: (i) the date that the Property achieves 85% occupancy, or (ii) the date that is 24 months after the certificate of occupancy is issued for the Improvements. Within ten (10) days of the end of each calendar month, Buyer shall deliver to Seller a current and complete rent roll of the Property in such detail as Seller may require to determine the occupancy of the Property.
(b)    Within ten (10) days following Seller’s delivery to Buyer of an Appraisal Request, each of Seller and Buyer shall, at each party’s sole cost and expense, engage a Qualified Appraiser (as defined below). Within forty-five (45) days of receiving the Appraisal Request (the “Appraisal Period”), and provided that each Qualified Appraiser shall have been provided access to the Property and delivery of any and all written materials requested by such Qualified Appraiser, each Qualified Appraiser shall complete (and deliver to Buyer and Seller) a written report (a “Report”) containing their respective findings with respect to the Appraisal Assignment (as defined below).
(c)    At the end of the Appraisal Period, the Qualified Appraisers, utilizing the findings in their respective Reports, shall promptly meet and attempt in good faith to determine the FMV of the Property as required in the Appraisal Assignment. If either Qualified Appraiser fails to complete and deliver a Report within the Appraisal Period, the other Qualified Appraiser’s Report shall be conclusive with respect to establishing FMV. If the two Qualified Appraisers are unable to agree on the FMV within ten (10) days after the end of the Appraisal Period, and the difference between the FMVs in the two Reports is less than four percent (4%) of the lower FMV, the FMV shall be the average of the FMVs in the two Reports. If the two Qualified Appraisers are unable to agree on the FMV within ten (10) days after the end of the Appraisal Period and the difference between the FMVs in the two Reports is greater than four percent (4%) of the lower FMV, then either of Buyer or Seller may send the other a written request (an “Independent Appraiser Request”) for the appointment of an independent Qualified Appraiser (the “Independent Appraiser”) to make such determination, and the cost of the Independent Appraiser shall be split by Buyer and Seller. The Buyer and Seller in consultation with their respective Qualified Appraisers, shall use good faith diligent efforts to mutually agree upon the selection of the Independent Appraiser. If the Buyer and Seller do not agree upon the selection of the Independent Appraiser within thirty (30) days after delivery of the Independent Appraiser Request, then the two Qualified Appraisers will jointly select the Independent Appraiser who will be instructed to prepare a Report of the FMV of the Property within thirty (30) days of its engagement and whose determination of FMV will be binding on Buyer and Seller. If the two Qualified Appraisers are unable to jointly select an Independent Appraiser, either Buyer or Seller may, upon written notice to the other, apply to the presiding judge of a court of competent jurisdiction in Salt Lake City, Utah for the selection of the Independent Appraiser who will then participate in such appraisal proceeding, and who will be selected from a list of names of Qualified Appraisers submitted by the parties. Each list of names of Qualified Appraisers will be submitted within ten (10) days after the date on which the appraisal proceeding is invoked, or will be disregarded and the Qualified Appraiser will be selected from the list provided.
(d)    Each Qualified Appraiser shall: (i) utilize methodology and be consistent with the standards of the then applicable edition of the Appraisal of Real Estate as published by the Appraisal Institute, or its successor publication; (ii) be in accordance (in form and substance) with the then applicable uniform Standards of Professional Appraisal Practice (“USPAP”); and (iii) unless expressly stated in this Schedule, not include any hypothetical conditions or extraordinary assumptions (as such terms are defined in the USPAP). Consistent with the foregoing requirements, in determining FMV, the rental history of the Property, the current rental stream from the Property, the market conditions, the prospects for the Property in the future and other factors customarily considered by MAI appraisers (e.g., sales of comparable properties or the amount of net operating income) shall be considered.
(e)    The cost and expense of engaging each Qualified Appraiser will be Buyer’s responsibility.
2.    Definitions. The following terms shall have the meanings assigned to them below.
(a)    “Appraisal Assignment” means an assignment to a Qualified Appraiser to determine the FMV of the Property.
(b)    “FMV” means the fair market value of the Property, which is the amount an unaffiliated third party buyer would pay for the Property in an arms’-length all-cash purchase closing within a reasonable period of time, with the Property sold on an “as is” basis, and subject to all existing matters of record, but free and clear of any loan or other monetary encumbrance (other than the lien of nondelinquent taxes not yet due and payable).
(c)    “Qualified Appraiser” means an appraiser who meets the following professional qualifications:
(i)    is a certified general real estate appraiser in good standing in the State of Utah in accordance with the then applicable rules and regulations of the Utah State Real Estate Appraiser Board for such certification;
(ii)    is a member in good standing of the Appraisal Institute and has obtained (and maintained) the “MAI” certification;
(iii)    has at least five (5) years full time experience in the appraisal of multifamily residential property, on a national basis, and with experience and expertise in appraising multifamily residential property located in Salt Lake City, Utah;
(iv)    has performed at least ten (10) appraisals for valuation of multifamily residential property in Salt Lake County, Utah; and
(v)    is independent of, and not affiliated with, Buyer or Seller, and/or any of their Related Entities, and shall hold no financial interest in or have any financial or personal relationships with either Buyer or Seller or their respective Related Entities.

EXHIBIT A

FORM OF DEED

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:
Sentinel Development Services, Inc.
18301 Von Karman Avenue, Suite 510
Irvine, CA 92612
Attention: Colby Durnin
SPECIAL WARRANTY DEED
For the consideration of Ten Dollars and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Sugarhouse Property, LLC, a Delaware limited liability company, Grantor, of El Segundo, County of Los Angeles, State of California, does hereby GRANT and CONVEY to Cottonwood Sugar House, LLC, a Delaware limited liability company, Grantee, that certain real property situated in Salt Lake County, State of Utah, described on Exhibit A attached hereto, together with all rights and appurtenances (the “Property”).
The Property is conveyed subject to all taxes and other assessments, reservations in patents, all easements, rights of way, encumbrances, liens, covenants, conditions, restrictions, obligations and liabilities as may appear of record, and all matters that an inspection or survey would disclose.
The Grantor hereby binds itself and its successors to warrant and defend the title as against all acts of the Grantor and anyone claiming by, through or under Grantor, and no other, subject to the matters above set forth.

[Signatures on Following Page]

IN WITNESS WHEREOF, Grantor has executed this Special Warranty Deed as of __________ __, 2018.
GRANTOR:
SUGARHOUSE PROPERTY, LLC
a Delaware limited liability company
By:
Name:
Title
By:
Name:
Title

EXHIBIT A

Legal Description
PARCEL 1:

LOT 4C, SUGARHOUSE CENTER AMENDED, ACCORDING TO THE OFFICIAL PLAT THEREOF ON FILE AND OF RECORD IN THE SALT LAKE COUNTY RECORDER'S OFFICE.

PARCEL 1A:

CROSS-EASEMENT AGREEMENT RECORDED AUGUST 9, 1990 AS ENTRY NO. 4951043 IN BOOK 6243 AT PAGE 1178 OF OFFICIAL RECORDS, AS AMENDED BY THAT CERTAIN FIRST AMENDMENT TO CROSS-EASEMENT AGREEMENT RECORDED MAY 24, 1991 AS ENTRY NO. 5071522 IN BOOK 6319 AT PAGE 1015 OF OFFICIAL RECORDS, AND AS AMENDED BY THAT CERTAIN SECOND AMENDMENT TO CROSS-EASEMENT AGREEMENT RECORDED DECEMBER 15, 2017 AS ENTRY NO. 12680135 IN BOOK 10629 AT PAGE 9496 OF OFFICIAL RECORDS (AS SAID DECLARATION MAY HAVE HERETOFORE BEEN AMENDED OR SUPPLEMENTED).

Parcel 1B:

EASEMENT DEED RECORDED AUGUST 9, 1990 AS ENTRY NO. 4951044 IN BOOK 6243 AT PAGE 1234 OF OFFICIAL RECORDS.

Parcel 1C:
EASEMENT DEED RECORDED AUGUST 9, 1990 AS ENTRY NO. 4951045 IN BOOK 6243 AT PAGE 1238 OF OFFICIAL RECORDS.

CALIFORNIA CIVIL CODE §1189

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document

State of California    }
ss
County of ____________________    }

On _______________________ before me, __________________________, Notary Public, personally appeared, _____________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
____________________________________
Signature

EXHIBIT B
FORM OF BILL OF SALE
For good and valuable consideration, Sugarhouse Property, LLC, a Delaware limited liability company (“Seller”), sells and conveys to Cottonwood Sugar House, LLC, a Delaware limited liability company (“Buyer”), the following (collectively, “Personalty”): all fixtures, equipment, machinery, building materials, supplies, inventory and other tangible property owned by Seller and located on the Land (as defined below), free and clear of all monetary liens. This Bill of Sale expressly excludes Personalty located on the Land that is leased or rented.
EXCEPT AS SET FORTH HEREIN OR IN THE PURCHASE CONTRACT, THE PERSONALTY IS TRANSFERRED TO BUYER “AS IS” AND “WHERE IS” AND WITH ALL FAULTS, DEFECTS OR OTHER ADVERSE MATTERS. EXCEPT AS SET FORTH HEREIN OR IN THE PURCHASE CONTRACT, SELLER SPECIFICALLY DISCLAIMS ALL WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE (INCLUDING WARRANTIES OF MERCHANTABILITY AND WARRANTIES OF FITNESS FOR USE OR ACCEPTABILITY FOR THE PURPOSE INTENDED BY BUYER) WITH RESPECT TO THE PERSONALTY OR ITS CONDITION. CONVEYANCE OF THE PERSONALTY IS SUBJECT TO ALL DISCLAIMERS, WAIVERS, RELEASES AND LIMITATIONS CONTAINED IN THE PURCHASE CONTRACT (AS DEFINED BELOW).
As used herein, (1) “Land” means that certain real property in Salt Lake County, Utah, a described on Exhibit A attached to and made a part of this Bill of Sale for all purposes; and (2) “Purchase Contract” means the Purchase and Sale Agreement, dated as of June 8, 2018, between Seller and Buyer.

IN WITNESS WHEREOF, the Seller has executed this Bill of Sale this _____ day of ________________________, 2018.
SUGARHOUSE PROPERTY, LLC
a Delaware limited liability company
By:
Name:
Title
By:
Name:
Title

EXHIBIT C

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
This Assignment and Assumption Agreement (this “Agreement”), dated __________, 2018, is executed by and between Cottonwood Sugar House, LLC, a Delaware limited liability company (“Buyer”), and Sugarhouse Property, LLC, a Delaware limited liability company (“Seller”).
1.    Background. Seller and Buyer have entered into a Purchase and Sale Agreement, dated as of June 8, 2018 (the “Purchase Contract”), pursuant to which Seller is conveying to Buyer the land commonly known as “_____________________” (the “Property”), located in the County of Salt Lake, State of Utah. All capitalized terms in this Agreement, if not defined in this Agreement, will have the meaning ascribed to them in the Purchase Contract. Buyer has agreed to execute and deliver this Agreement pursuant to the Purchase Contract and this Agreement shall survive Closing under the Purchase Contract.
2.    Assignment. Seller assigns Buyer the following (collectively, the “Miscellaneous Assets”): (a) all right, title and interest of Seller in, to and under any assignable contract listed in Exhibit A attached to and by reference made a part of this Assignment (collectively, “Assigned Contracts”); (b) all right, title and interest of Seller in and to all transferable permits, licenses, approvals, utility rights, development rights and similar rights related to the Property, if any, whether granted by governmental authorities or private persons; and (c) all right, title and interest of Seller in and to all assignable warranties and guaranties covering all or any part of the Property, excluding warranties or guaranties provided by Seller or any Related Entity, it being the intent of the parties hereto that no such warranties or guaranties are being provided by Seller or any Related Entity. The Miscellaneous Assets shall not include (i) any internet addresses or websites used in connection with the Property or (ii) the name “Westport Capital Partners, LLC” and the logo including such names and any brochures, marketing materials, other branded items of personal property and signage in connection with the Property. Seller makes no representation or warranty relating to any of the Miscellaneous Assets or the assignability thereof and shall not be required to obtain any consents relating to such assignment.
EXCEPT FOR REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THE PURCHASE CONTRACT, SELLER SPECIFICALLY DISCLAIMS ALL WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE (INCLUDING WARRANTIES OF MERCHANTABILITY AND WARRANTIES OF FITNESS FOR USE OR ACCEPTABILITY FOR THE PURPOSE INTENDED BY BUYER) WITH RESPECT TO THE MISCELLANEOUS ASSETS OR THE ASSIGNABILITY OF THE MISCELLANEOUS ASSETS. CONVEYANCE OF THE MISCELLANEOUS ASSETS IS SUBJECT TO ALL DISCLAIMERS, WAIVERS, RELEASES AND OTHER LIMITATIONS CONTAINED IN THE PURCHASE CONTRACT.
3.    Assumption. Buyer hereby assumes and agrees to pay and perform all of the terms, covenants, conditions and obligations of Seller or the owner of the Property under or with respect to the Assigned Contracts to the extent those terms, covenants, conditions and obligations are to be performed on or after the date of this Agreement.
4.    Purchase Contract Not Affected. The obligations of Buyer under this Agreement have no effect on any obligations (whether similar or dissimilar) that Buyer has under the Purchase Contract. The undertakings of Buyer in this Agreement and the Purchase Contract shall be independent of each other. This Agreement shall not in any manner affect, limit, modify or amend the disclaimers, waivers and releases benefiting Seller and the Related Entities set forth in the Purchase Contract.

IN WITNESS WHEREOF, the Seller has executed this Assumption and Indemnity Agreement on this _____ day of ________________________, 2018.
SUGARHOUSE PROPERTY, LLC
a Delaware limited liability company
By:
Name:
Title
By:
Name:
Title

COTTONWOOD SUGAR HOUSE, LLC,
a Delaware limited liability company

By:     CW Sugar House JV, LLC,
        a Delaware limited liability company, its managing member

By:	Cottonwood Residential O.P., LP, a Delaware limited partnership, its managing member

By:
                            Gregg Christensen, Executive Vice President

By:      Sentinel Real Estate Services, LLC,
        a California limited liability company, its member

By:  __________________
Name: __________________
Its: Manager

Exhibit A to Assignment and Assumption Agreement
Assigned Contracts

EXHIBIT D

FORM OF PARTIAL ASSIGNMENT OF DEVELOPMENT AGREEMENT

RECORDING REQUESTED BY:    )

WHEN RECORDED RETURN TO:    )

    )

    )

Buchalter, A Professional Corporation    )

1000 Wilshire Blvd., Suite 1500    )

Los Angeles, California 90017    )

Attn: J. David Hitchcock, Esq.    )

        This Space for Recorder’s Use Only

PARTIAL ASSIGNMENT OF DEVELOPMENT AGREEMENT
BY AND BETWEEN
SUGARHOUSE PROPERTY, LLC,
a Delaware limited liability company,
as “MOB Developer”,

and

Cottonwood Sugar House, LLC,
a Delaware limited liability company
as “Multi-Family Developer”

PARTIAL ASSIGNMENT OF DEVELOPMENT AGREEMENT
THIS PARTIAL ASSIGNMENT OF DEVELOPMENT AGREEMENT (“Agreement”) is made and effective as of _________, 2018, by and between SUGARHOUSE PROPERTY, LLC, a Delaware limited liability company (“MOB Developer”) and COTTONWOOD SUGAR HOUSE, LLC, a Delaware limited liability company (“Multi-Family Developer”), and acknowledged and consented to by SALT LAKE CITY CORPORATION, a political subdivision of the State of Utah (the “City”), with reference to the facts set forth below.
RECITALS
A.    Pursuant to the terms of that certain Purchase and Sale Agreement dated as of June 8, 2018, executed by MOB Developer, as seller, and Multi-Family Developer, as buyer (“Purchase Agreement”), MOB Developer has agreed to sell to Multi-Family Developer certain real property real property situated in the County of Salt Lake, State of Utah, more particularly described on Exhibit “A” attached hereto and incorporated herein (the “Multi-Family Property”). Any capitalized term used and not defined herein shall have the meaning given to such term in the Purchase Agreement.
B.    MOB Developer owns real property adjacent to the Multi-Family Property, more particularly described on Exhibit “B” attached hereto and incorporated herein (the “MOB Property”), on which MOB Developer is developing at least one and possibly two medical office buildings (individually and collectively, the “MOB”). The MOB Property is also subject to that certain Development Agreement dated as of January 9, 2018, by and between the City and MOB Developer, and recorded on January 10, 2018 in the Official Records of Salt Lake County, Utah (the “Official Records”) as Document Number 12695678 (the “Development Agreement”). Under the Development Agreement, and in connection with MOB Developer’s entitlements for the MOB, the “Developer” (as such term is defined in the Development Agreement) must: (i) construct a residential multifamily structure on the Multi-Family Property of at least 189,632 square feet of residential use; and (b) as a condition of obtaining certificates of occupancy for the MOB on MOB Property, the Developer must satisfy the conditions under Section 5 of the Development Agreement.
C.    Pursuant to Section 10 of the Development Agreement, the MOB Developer may assign all or part of its rights and obligations under the Development Agreement with the written consent of the City.
D.    As a mutual condition precedent pursuant to the Purchase Agreement, MOB Developer has required that Multi-Family Developer assume certain of MOB Developer’s obligations under the Development Agreement, and MOB Developer has requested that the City consent to such assumption by executing an acknowledgment and consent to this Agreement.
E.    In addition to the MOB Developer assigning to Multi-Family Developer certain of MOB Developer’s obligations under the Development Agreement, the parties hereto wish to set forth certain other obligations of Multi-Family Developer in connection with its purchase and development of the Multi-Family Property.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, including without limitation the conveyance of the Multi-Family Property to Multi-Family Developer by MOB Developer, the parties hereby covenant, declare and agree as set forth below.
ARTICLE 1

DEFINITIONS
The following terms shall each have the meaning set forth below whenever used in this Agreement, except where the context clearly indicates otherwise:
1.1    “Agreement” means this Partial Assignment of Development Agreement executed between MOB Developer and Multi-Family Developer, and consented to by City.
1.2    “Business Day” means any day other than a Saturday or Sunday or legal holiday in the State of Utah.
1.3    “CEA” means that certain Cross-Easement Agreement , dated as of July 13, 1990, recorded in the Official Records on August 9, 1990, as Entry No. 4595104, in Book 6243, at Page 1178 (the “Original CEA”), as amended by that certain First Amendment to Cross-Easement Agreement dated April 15, 1991, and recorded in the Official Records on May 24, 1991, as Entry No. 5071522, in Book 6319 at Page 1015 (the “First Amendment to CEA”), and by that certain Second Amendment to Cross-Easement Agreement dated as of December 13, 2017, and recorded in the Official Records, as Entry No. 12680135, in Book 10629 at Page 9469 (the “Second Amendment to CEA”).
1.4    “City” has the meaning set forth in the Recitals to this Agreement.
1.5    “City Assurance” means, a Letter of Credit, P&P Bond, and/or completion guaranty, in form and subject to the terms satisfactory to the City as provided in and to the extent necessary to satisfy the terms and conditions of Section 5(b) of the Development Agreement.
1.6    “Development Agreement” has the meaning set forth in the Recitals to this Agreement.
1.7    “Guarantor” means Cottonwood Residential, Inc., an affiliate of Multi-Family Developer.
1.8    “Guaranty” means that certain Completion Guaranty dated of even date herewith from Guarantor, for the benefit of MOB Developer.
1.9    “Improvements” means at least 189,632 square feet of residential use within a multifamily structure, and buildings, structures, parking areas, sidewalks, landscaping and other improvements to be constructed and located on the Land pursuant to the Seller Approved Plans defined in Section 3.1.1 below, and in compliance with 21A.26.060.I.2 of the Salt Lake City Code.
1.10    “Letter of Credit” means a letter of credit issued by a nationally recognized financial institution in a form acceptable to the City, in connection with the City Assurance, and which must remain in effect until the Multi-Family Developer achieves construction completion of the Improvements.
1.11    “MOB” has the meaning set forth in the Recitals to this Agreement.
1.12    “MOB Developer” has the meaning set forth in the preamble to this Agreement.
1.13    “MOB Property” means the real property described in Exhibit “B” attached hereto and incorporated herein.
1.14    “Multi-Family Developer” has the meaning set forth in the preamble to this Agreement.
1.15    “Multi-Family Property” means the real property described in Exhibit “A” attached hereto and incorporated herein.
1.16    “P&P Bond” means a payment and performance bond issued by a nationally recognized bonding company in form acceptable to the City, in connection with the City Assurance, and which must remain in effect until the Multi-Family Developer achieves construction completion of the Improvements.
1.17     “Purchase Agreement” has the meaning set forth in the Recitals to this Agreement.
ARTICLE 2

ASSIGNMENT AND ASSUMPTION
2.1    Partial Assignment and Assumption of Development Agreement. MOB Developer does hereby assign, transfer and convey to Multi-Family Developer all of its right, title and interest in and to the Development Agreement (except for MOB Developer’s obligations with respect to parking set forth in Section 3 of the Development Agreement), but only to the extent that the same applies to the Multi-Family Property, and Multi-Family Developer hereby unconditionally assumes the Development Agreement to the extent applicable to the Multi-Family Property and agrees to comply with all covenants and obligations therein, including without limitation: (a) the obligation to construct or cause the construction of the Improvements on the Multi-Family Property; (b) the obligation to maintain the City Assurance and the Guaranty. For the avoidance of doubt, MOB Developer shall retain the obligation that at least 90% of the parking required for the MOB will be structured parking, as set forth in Section 3 of the Development Agreement.
ARTICLE 3

COVENANTS
3.1    Construction Schedule. Multi-Family Developer covenants and agrees that it will obtain the entitlements, permits and commence and complete construction of the Improvements on the following timeline, each in a manner satisfactory to MOB Developer:
3.1.1    On or before October 15, 2018, Multi-Family Developer shall deliver the design drawings for the Improvements to MOB Developer for MOB Developer’s approval (and if so approved, the “Seller Approved Plans”), which approval shall not be unreasonably withheld, provided the drawings are compatible with the design guidelines for the Sugarhouse area set forth in: (a) the Sugarhouse Community Master Plan, approved by the City’s Planning Commission on October 26, 2005, and adopted by the City on December 13, 2005; (b) the City Ordinances 21A.26.060, 21A.36.250, 21A.44.020, 21A.44.030, 21A.44.080, 21A.44.050, 21A.46.090, 21A.48.050, 21A.48.055, 21A.48.060, 21A.48.070, 21A.48.080, 21A.48.090, 21A.48.100, 21A.48.110, and 21A.48.120; and (c) the Seller’s approved plans for the MOB;
3.1.2    On or before December 1, 2018, Multi-Family Developer shall submit the plans and specifications for the footings and foundation for the Improvements per the Seller Approved Plans, approved by MOB Developer to the City for the City’s review and approval;
3.1.3    On or before March 1, 2019, Multi-Family Developer shall obtain all necessary approvals and permits to commence work on the footings and foundation for the Improvements;
3.1.4    On or before March 15, 2019, Multi-Family Developer shall cause construction of the footings and foundation for the Improvements to commence; and
3.1.5    On or before June 30, 2019, Multi-Family Developer shall cause substantial completion of the footings and foundation for the Improvements.
3.1.6    Multi-Family Developer shall construct the Improvements per the Seller Approved Plans and agrees not to alter the Seller Approved Plans following Seller’s approval as provided in Section 3.1.1 above and to the extent such alteration would have a material adverse effect upon the Seller’s construction of the MOB.
3.2    Staging Areas. Multi-Family Developer hereby grants MOB Developer a non-exclusive license and right of entry onto the Multi-Family Property to establish and maintain staging areas for construction of the MOB. Multi-Family Developer and MOB Developer agree that they will coordinate, in good faith, to place the location of all staging areas to minimize blocking loading areas and the street surrounding the MOB, and that such staging areas shall be in accordance with the site utilization plan approved by each party. Each party has the right to use those staging areas shown on Exhibit “C” attached hereto. The parties agree that the costs and services for service contracts (such as, but not limited to, any fencing and security services) that serve both the Multi-Family Property and the MOB will be allocated equitably. Moreover, any staging work to be performed by one party that requires relocation of the other party’s fixtures, equipment or personal property shall be performed at the sole cost and expense of the party requiring such relocation following notice and consent to such relocation by the other party. Notwithstanding the foregoing, the license and right of entry granted herein shall not adversely affect Multi-Family Developer’s construction of the Improvements in accordance with the schedule set forth above in Section 3.1 and shall in all events terminate on or before January 5, 2019.
3.3    Minimum Residential Space. Multi-Family Developer shall cause the Improvements to contain no less than 189,632 square feet of floor area, such that the Improvements comply such that the Improvements comply with the requirements of Section 3 of the Development Agreement..
3.4    Access to MOB Property. Multi-Family Developer shall not perform or permit to be performed any construction work or take any action which in any way unreasonably interferes with the means of access, ingress and egress of persons, construction materials and equipment to and from the MOB Property.
3.5    Access to Multi-Family Property. MOB Developer shall not perform or permit to be performed any construction work or take any action which in any way unreasonably interferes with the means of access, ingress and egress of persons, construction materials and equipment to and from the Multi-Family Property.
3.6    Guaranty and City Assurance. Multi-Family Developer shall maintain the Guaranty until a temporary certificate of occupancy is issued for the Improvements. Multi-Family Developer shall maintain the City Assurance if and to the extent required by Section 5(b) of the Development Agreement.
3.7    Allocation of Service Contract Costs. Multi-Family Developer and MOB Developer hereby agree to share equally the cost and expense of any service contracts that benefit both the MOB Property and the Multi-Family Property. Multi-Family Developer shall execute a joinder to any currently existing service contract and agrees to perform, execute and deliver any additional assurances as may be reasonably necessary to equally share in the rights and obligations set forth in such service contracts.
3.8    City Landscape Bond. Multi-Family Developer shall provide and maintain a landscape bond or other financial assurance, as required by the City, in connection with Multi-Family Developer’s construction of the footings and foundation for the Improvements.
3.9    Construction of MOB. MOB Developer hereby covenants and agrees that if MOB Developer elects to construct only one of the MOB buildings currently approved for the MOB Property, MOB Developer will not seek to entitle the unbuilt portion of the MOB Property for anything other than office or medical office use for a period of five (5) years after the date on which a temporary certificate of occupancy is issued for the Improvements.
3.10    Right of Access. Multi-Family Developer agrees that MOB Developer and its duly authorized agents, experts, engineers, and representatives shall have the right, but no obligation at all reasonable times during business hours and upon reasonable notice, to enter onto the Multi-Family Property (a) to examine, test and inspect the construction of the Improvements without material interference or prejudice to the Multi-Family Developer’s operations and (b) to perform such work in and around the Multi-Family Property made necessary by reason of the Multi-Family Developer’s default under any of the provisions of this Agreement.
3.11    Additional Contingent Purchase Price. Multi-Family Developer shall timely pay to MOB Developer the Additional Contingent Purchase Price, as set forth in Section 3(c) of the Purchase Agreement.
ARTICLE 4
EVENTS OF DEFAULT
The occurrence or happening, from time to time, of any one or more of the following shall constitute an event of default under this Agreement (“Event of Default”):
4.1    Obligations. Multi-Family Developer fails to promptly perform or comply with any of the obligations set forth in this Agreement, and such failure continues uncured for a period of ten (10) days after notice from MOB Developer, unless (a) such failure, by its nature, is not capable of being cured within such period, and (b) within such period, Multi-Family Developer commences to cure such failure and thereafter diligently prosecutes the cure thereof, and (c) subject to force majeure, Multi-Family Developer causes such failure to be cured no later than sixty (60) days after the date of such notice from MOB Developer.
4.2    Guaranty and City Assurance. There is a default under the Guaranty or City Assurance.
4.3    CofO for MOB Property. The certificates of occupancy for the MOB Property are not issued solely due to Multi-Family Developer’s failure to comply with this Agreement or the Development Agreement.
ARTICLE 5

INDEMNITY
5.1    Indemnification.    In addition to its other obligations hereunder, and in addition to any and all rights of reimbursement, indemnification, subrogation and other rights of MOB Developer pursuant hereto and under law or equity, to the fullest extent permitted by law, the Multi-Family Developer agrees to indemnify, hold harmless and defend the MOB Developer and each of its respective officers, directors, employees, attorneys and agents (each an “Indemnified Party”), against any and all losses, damages, claims, actions, liabilities, reasonable costs and expenses of any nature, kind or character (including, without limitation, reasonable attorneys’ fees, litigation and court costs, amounts paid in settlement and amounts paid to discharge judgments) (hereinafter, the “Liabilities”) to the extent arising out of or based upon or in any way relating to:
5.1.1    Multi-Family Developer’s breach or default under this Agreement or the Development Agreement, failure to maintain the City Assurance or Guaranty, and failure to achieve the milestones on the schedule set forth in Section 3.1;
5.1.2    The enforcement of, or any action taken by MOB Developer related to remedies under this Agreement;
Upon demand of an Indemnified Party, Multi-Family Developer shall diligently defend any action or proceeding brought against such Indemnified Party, all at Multi-Family’s own cost and expense and by counsel to be reasonably approved by such Indemnified Party.
ARTICLE 6

REMEDIES
6.1    Upon the happening of any Event of Default, MOB Developer shall have the right, in addition to any other rights or remedies available to MOB Developer under applicable law, to exercise any one or more of the following rights and remedies:
6.1.1    MOB Developer may (but shall not be required to) perform or comply with any covenant or condition imposed on Multi-Family Developer under this Agreement, and the cost and expense of such performance or compliance shall be paid by Multi-Family Developer to the MOB Developer upon demand, together with interest thereon at the annual rate equal to ten percent (10%), but in no event more than the maximum rate per annum legally permitted, from the date requested until the date of MOB Developer’s receipt of payment. No performance or compliance by MOB Developer shall render the MOB Developer liable for any loss or damage resulting from any such act.
6.1.2    MOB Developer shall have the right to cause an independent contractor selected by MOB Developer to enter into possession of the Multi-Family Property and to perform any and all work and labor necessary for the completion of the Improvements, and to perform Multi-Family Developer’s obligations under this Agreement and the Development Agreement. All sums expended by Seller for such purposes shall be repaid by Multi-Family Developer, upon demand, together with interest thereon at the Interest Rate, from the date requested by MOB Developer until the date of MOB Developer’s receipt of payment. Multi-Family Developer hereby constitutes and appoints MOB Developer and such independent contractor selected by MOB Developer, as its true and lawful attorney-in-fact with full power of substitution, which power is coupled with an interest and cannot be revoked, to complete the work in the name of Multi-Family Developer.
6.1.3    MOB Developer may exercise any and all other rights and remedies under this Agreement, the Guaranty or at law, equity or otherwise.
6.2    Remedies Cumulative. The remedies of MOB Developer contained in this Agreement shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and MOB Developer will have the right to pursue any one or all of such remedies or to seek damages or specific performance in the event of any breach of the terms hereof by Multi-Family Developer or to pursue any other remedy or relief that may be provided by law or equity, whether or not stated in this Agreement.
6.3    No Waiver. No waiver by MOB Developer or Multi-Family Developer of a breach of any of the terms, covenants or conditions of this Agreement by the other party shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition herein contained. No waiver of any default by the other party hereunder shall be implied from any omission by MOB Developer or Multi-Family Developer to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect default other than as specified in such waiver. The consent or approval by MOB Developer or Multi-Family Developer to or of any act by the other party requiring MOB Developer’s or Multi-Family Developer’s consent or approval, respectively, shall not be deemed to waive or render unnecessary such party’s consent or approval to or of any subsequent similar acts by the other party. Without limiting the generality of the foregoing, MOB Developer’s or Multi-Family Developer’s acceptance of any payments hereunder shall not be deemed a waiver of any breach by the other party under the terms and conditions hereof.
ARTICLE 7

RELATIONSHIP OF MOB DEVELOPER AND MULTI-FAMILY DEVELOPER
7.1    No Fiduciary Relationship. Multi-Family Developer and MOB Developer expressly acknowledge and agree that they are not joint venturers or partners, and do not have fiduciary duties with respect to one another, in any manner whatsoever, in connection with the acquisition, development or conveyance of the Multi-Family Property. Nothing in this Agreement, nor any communication or other action between the parties relating to the Multi-Family Property, is intended or shall be construed to create a joint venture, partnership or fiduciary relationship between Multi-Family Developer and MOB Developer or their respective owners.
ARTICLE 8

GENERAL PROVISIONS
8.1    Construction of Agreement. The agreements contained herein shall not be construed in favor of or against either party, but shall be construed as if both parties prepared this Agreement.
8.2    Notice and Payments. Any notice to be given or other document to be delivered by any party to the other or others hereunder, and any payments may be delivered as follows:

To MOB Developer:
Sugarhouse Property, LLC
c/o Westport Capital Partners LLC
2121 Rosecrans Avenue
Suite 4325
El Segundo, California 90245
Attention: W. Greg Geiger
Facsimile No.: (310) 643-7379
Telephone No.: (310) 294-1234
Email: ggeiger@westportcp.com

With copies to:
Sugarhouse Property, LLC
c/o Westport Capital Partners LLC
40 Danbury Road
Westport, Connecticut 06897
Attn: Marc Porosoff, Esq.
Facsimile No.: (203) 429-8599
Telephone No.: (203) 429-8602
Email: legaltrx@westportcp.com

With a copy to:
Buchalter, A Professional Corporation
1000 Wilshire Blvd., Suite 1500
Los Angeles, California 90017
Attn: J. David Hitchcock, Esq.
Facsimile No.: (213) 896-0400
Telephone No.: (213) 891-8355
E-Mail: dhitchcock@buchalter.com

To Multi-Family Developer:
Cottonwood Sugar House, LLC
c/o Sentinel Development Services, Inc.
18301 Von Karman Avenue, Suite 510
Irvine, CA 92612
Attn: Colby Durnin
Facsimile No.: (949) 582-1339
Telephone No.: (949) 582-1948
E-Mail: cdurnin@sentineldev.com

With a copy to:
Allen Matkins Leck Mallory Gamble & Natsis, LLP
600 West Broadway, Suite 2700
San Diego, CA 92101
Attn: Michael C. Pruter, Esq.
Facsimile No.: (619) 233-1158
Telephone No.: (619) 233-1517
E-Mail: mpruter@allenmatkins.com

Any party hereto may from time to time, by written notice to the other, designate a different address which shall be substituted for the one above specified. Unless otherwise specifically provided for herein, all notices, payments, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given and received (i) upon personal delivery to an officer of any party or (ii) as of the third Business Day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as set forth above or (iii) the immediately succeeding Business Day after deposit with Federal Express or other equivalent over‑night delivery system, or (iv) if sent by facsimile before 5:00 p.m. on a Business Day and provided that notice is also sent on the same or next Business Day by one of the methods described above when received if delivered by facsimile with the follow‑up delivery as specified above. E‑Mail addresses are provided solely as an accommodation and shall not be effective for the delivery of notices under this Agreement.
8.3    Captions. The captions used herein are for convenience only and are not a part of this Agreement and do not in any way limit or amplify the terms and provisions hereof.
8.4    Governing Law. This Agreement and the documents in the form attached as exhibits hereto shall be governed by and construed under the internal laws of the State of Utah without regard to choice of law rules.
8.5    Time of the Essence. Time is of the essence of each and every provision of this Agreement and the Multi-Family Developer, by execution of this Agreement, specifically acknowledges the importance of observing each and every time period in this Agreement.
8.6    Successors and Assigns. This Agreement will be binding upon and will inure to the benefit of Multi-Family Developer and MOB Developer and their respective successors and permitted assigns in and to the MOB Property and the Multi-Family Property and shall run with the land.
8.7    Attorneys’ Fees. If litigation is commenced by Multi-Family Developer or MOB Developer against the other party in connection with this Agreement or the Multi-Family Property, the party prevailing in the litigation will be entitled to collect from the other party the expense (including fees, costs and disbursements of attorneys, experts and other professionals and court costs) incurred in connection with the litigation, both prior to and during any appellate proceedings. This Section is intended to be expressly severable from the other provisions of this Agreement, is intended to survive any judgment and is not to be deemed merged into the judgment.
8.8    Exhibits and Schedules. All exhibits referred to herein and attached hereto are a part hereof and are incorporated by reference.
8.9    Severability; Interpretation. In the event that any phrase, clause, sentence, paragraph, section, article or other portion of this Agreement shall become illegal, null or void or against public policy, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining portions of this Agreement shall not be affected thereby and shall remain in full force and effect. This Agreement and any ambiguities or uncertainties contained in this Agreement shall be equally and fairly interpreted for the benefit of and against all parties to this Agreement and shall further be construed and interpreted without reference to the identity of the party or parties preparing this document, it being expressly understood and agreed that the parties hereto participated equally in the negotiation and preparation of this Agreement or have had equal opportunity to do so. Accordingly, the parties hereby waive the legal effect of any statute which in part states that in cases of uncertainty, the language of the contract should be interpreted most strongly against the party who caused the uncertainty to exist.
8.10    Gender and Number. In this Agreement (unless the context requires otherwise), the masculine, feminine and neuter genders and the singular and the plural include one another.
8.11    Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and all prior and contemporaneous agreements, representations, negotiations and understandings of the parties hereto, oral or written, are hereby superseded and merged herein. The foregoing sentence shall in no way affect the validity of the Purchase Agreement or any instruments executed in connection with the Purchase Agreement.
8.12    Modification. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.
8.13    Counterparts. This Agreement may be executed in counterparts, all of which, taken together, shall constitute a fully executed original.
8.14    Lender Provisions. MOB Developer acknowledges and agrees that Multi-Family Developer has the right to place financing, mortgages, security agreements, pledges and similar encumbrances on the Multi-Family Property and MOB Developer will cooperate in connection with such matters and shall upon request by Multi-Family Developer provide estoppel certificates, recognition and attornment agreements, notice and cure rights, and other customary and reasonable accommodations to any lenders in connection with such matters; provided, however, (a) MOB Developer shall have the right to review and approve in advance any such documents, such approval by MOB Developer not to be unreasonably withheld, conditioned or delayed beyond twenty (20) days of MOB Developer’s receipt of such documents, and (b) any lender providing such financing, mortgages, security agreements, pledges and similar encumbrances on the Multi-Family Property will deliver to MOB Developer as part of any recognition and attornment agreement, a covenant to recognize and not disturb MOB Developer’s rights under this Agreement.
8.15    Termination of Agreement. This Agreement shall automatically terminate and be of no further force and effect on the date which is thirty-six (36) months following the date on which a certificate of occupancy is issued for the MOB, and the parties shall thereafter promptly execute and record a quitclaim deed with respect to this Agreement.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

MOB DEVELOPER:
SUGARHOUSE PROPERTY, LLC, a Delaware limited liability company
By: __________________________________ Name: ________________________________ Title: Vice President By: __________________________________ Name: ________________________________ Title: Vice President

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.
MULTI-FAMILY DEVELOPER:
COTTONWOOD SUGAR HOUSE, LLC,
a Delaware limited liability company

By:     CW Sugar House JV, LLC,
        a Delaware limited liability company, its managing member

By:	Cottonwood Residential O.P., LP, a Delaware limited partnership, its managing member

By:
                            Gregg Christensen, Executive Vice President

By:      Sentinel Real Estate Services, LLC,
        a California limited liability company, its member

By:  __________________
Name: __________________
Its: Manager
By its signature below, Salt Lake City Corporation, a political subdivision of the State of Utah (the “City”), as City under the Development Agreement, hereby acknowledges receipt of the foregoing Partial Assignment of Development Agreement by and between Sugarhouse Property, LLC, a Delaware limited liability company, as seller (“MOB Developer”), and Cottonwood Sugar House, LLC, as buyer (“Multi-Family Developer”), and consents to the terms and conditions set forth therein and the assignment to Multi-Family Developer of the MOB Developer’s obligations under the Development Agreement.

CITY:

SALT LAKE CITY CORPORATION,
a political subdivision of the State of Utah

By:
Name:    Jackie Biskupski
Its:    Mayor

APPROVED AS TO FORM: Salt Lake City Attorney’s Office By: Name: Title: Date:	ATTEST: CITY RECORDER

ACKNOWLEDGMENT

STATE OF UTAH        )
: SS
COUNTY OF SALT LAKE    )

The foregoing Partial Assignment of Development Agreement was acknowledged before me this _____ day of ______________, 2018, by Jackie Biskupski, the Mayor of Salt Lake City and by the City Recorder of SALT LAKE CITY CORPORATION.

                            NOTARY PUBLIC, residing in
                            Salt Lake County, UT

My Commission Expires:

EXHIBIT “A”
Multi-Family Property Legal Description
PARCEL 1:

LOT 4C, SUGARHOUSE CENTER AMENDED, ACCORDING TO THE OFFICIAL PLAT THEREOF ON FILE AND OF RECORD IN THE SALT LAKE COUNTY RECORDER'S OFFICE.

PARCEL 1A:

CROSS-EASEMENT AGREEMENT RECORDED AUGUST 9, 1990 AS ENTRY NO. 4951043 IN BOOK 6243 AT PAGE 1178 OF OFFICIAL RECORDS, AS AMENDED BY THAT CERTAIN FIRST AMENDMENT TO CROSS-EASEMENT AGREEMENT RECORDED MAY 24, 1991 AS ENTRY NO. 5071522 IN BOOK 6319 AT PAGE 1015 OF OFFICIAL RECORDS, AND AS AMENDED BY THAT CERTAIN SECOND AMENDMENT TO CROSS-EASEMENT AGREEMENT RECORDED DECEMBER 15, 2017 AS ENTRY NO. 12680135 IN BOOK 10629 AT PAGE 9496 OF OFFICIAL RECORDS (AS SAID DECLARATION MAY HAVE HERETOFORE BEEN AMENDED OR SUPPLEMENTED).

Parcel 1B:

EASEMENT DEED RECORDED AUGUST 9, 1990 AS ENTRY NO. 4951044 IN BOOK 6243 AT PAGE 1234 OF OFFICIAL RECORDS.

Parcel 1C:
EASEMENT DEED RECORDED AUGUST 9, 1990 AS ENTRY NO. 4951045 IN BOOK 6243 AT PAGE 1238 OF OFFICIAL RECORDS.

EXHIBIT “B”
MOB Property Legal Description

[To Be Attached]

EXHIBIT “C”
Depiction of Staging Areas

[To Be Attached]

EXHIBIT E
FORM OF COMPLETION GUARANTY

COMPLETION GUARANTY
This COMPLETION GUARANTY (this “Guaranty”) is executed as of [________ __], 2018 by COTTONWOOD RESIDENTIAL, INC., a Maryland real estate investment trust (“Guarantor”), having its principal place of business at 6340 South 3000 East Suite 500, Salt Lake City, UT 84121, to and for the benefit of SUGARHOUSE PROPERTY, LLC, a Delaware limited liability company (together with its successors and assigns, “Seller”), having an address at 2121 Rosecrans Avenue, Suite 4325, El Segundo, CA 90245.
W I T N E S S E T H:
A.    Pursuant to that certain Purchase and Sale Agreement dated as of June 8, 2018 (the “PSA”), by and between Seller and Cottonwood Sugar House, LLC, a Delaware limited liability company (“Buyer”), an affiliate of Guarantor, Seller has agreed to sell certain real property located in Salt Lake City, Utah, more particularly described therein (the “Property”), to Buyer. As a condition precedent to selling the Property to Buyer, Seller has required that Guarantor execute and deliver this Guaranty to Seller. Any capitalized term used and not defined in this Guaranty shall have the meaning given to such term in the PSA.
B.    Seller owns real property (“Seller’s Land”) which Seller’s Land is adjacent to the Property, and on which Seller is developing at least one and possibly two medical office buildings (individually and collectively, the “MOB”). The Seller’s Land is also subject to that certain Development Agreement dated as of January 9, 2018, by and between Salt Lake City Corporation, a political subdivision of the State of Utah (the “City”) and Seller, and recorded on January 10, 2018 in the Official Records of Salt Lake County, Utah as Document Number 12695678 (the “Development Agreement”). Under the Development Agreement, and in connection with Seller’s entitlements for the MOB, the “Developer” (as such term is defined in the Development Agreement) must: (a) construct a residential multifamily structure on the Property of at least 189,632 square feet of residential use (“Developer’s Duties”); and (b) as a condition of obtaining certificates of occupancy for the MOB on Seller’s Land, the Developer must satisfy the conditions under Section 5 of the Development Agreement.
C.    Concurrently herewith, Buyer and Seller have entered into that certain Partial Assignment of Development Agreement of even date herewith (the “Partial Assignment of Development Agreement”), which was consented to by the City, and pursuant to which Buyer has agreed to, among other things: (a) assume all of the Developer’s Duties; (b) obtain certain entitlements and permits on the schedule set forth therein; (c) achieve certain construction milestones on the schedule set forth therein; (d) grant a license and right of entry on to the Land if Seller elects to complete construction of the Improvements (as such terms are defined in the PSA); and (e) indemnify Seller for any and all loss, costs, and damages that may be suffered or incurred by Seller as a result of Buyer’s breach of the Development Agreement or the Partial Assignment of Development Agreement. The PSA, Development Agreement, and Partial Assignment of Development Agreement referred to herein as the “Transfer Documents”.
D.    Guarantor is the owner of direct or indirect interests in Buyer, and Guarantor will directly or indirectly benefit from Seller selling the Property to Buyer.
NOW, THEREFORE, as an inducement to Seller to sell the Property to Buyer, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:
ARTICLE 1
NATURE AND SCOPE OF GUARANTY
Guaranty of Completion.
(a)    Guarantor hereby irrevocably and unconditionally guarantees to Seller and its successors and assigns the payment and performance of the Guaranteed Obligations (as defined below) as and when the same shall become due and payable, whether by lapse of time, by acceleration of maturity or otherwise, and Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.
(b)    As used herein, the term “Guaranteed Obligations” means all obligations of Buyer under the Transfer Documents (collectively, the “Obligations”), including, without limiting the generality of the foregoing, all such Obligations of Buyer to:
(i)    cause the complete construction of the Improvements on the schedule set forth in the Transfer Documents;
(ii)    maintain the City Assurance as set forth in the PSA;
(iii)    duly and punctually perform and observe all other terms, covenants and conditions of the Transfer Documents;
(iv)    pay when due, and in any event within 10 days after written demand by Seller, all costs and expenses incurred in connection with the obligations set forth in clauses (i) and (ii) above; and
(v)    indemnify, defend and hold harmless Seller from and against any and all liabilities, obligations, losses, damages (excluding punitive damages), penalties, actions, judgments, suits, claims, out-of-pocket costs and expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Seller in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Seller shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Seller in any manner relating to or arising out of failure of Guarantor to pay and perform their obligations under clauses (i) through (v) above.
(c)    In the event that any of the Guaranteed Obligations are not timely performed or paid, then Seller shall have all rights and remedies available under the Transfer Documents and under applicable law. Without limitation, in such event, Seller at its election in its sole and absolute discretion shall have the following rights, which shall not be exclusive, nor exclusive of each other:
(i)    Seller may make demand that Guarantor pay and perform any or all of the Guaranteed Obligations or cause the same to be paid and performed. In such event, Guarantor promptly shall pay and perform the Guaranteed Obligations so specified. Except as expressly provided otherwise in this paragraph, during any event of default hereunder or under any of the Transfer Documents (each, an “Event of Default”), to the extent that performance of the Guaranteed Obligations requires performance of work or provision of materials or equipment to the Property, or requires the presence of Guarantor or its contractors or agents at the Property, Seller shall have the right to obtain performance from other Persons selected by Seller, and to refuse tender of the same from Guarantor, while retaining the right to require Guarantor to pay for the same as provided below. Seller may approve or disapprove continuation of any Event of Default in its sole discretion. Such approval may be on any conditions that Seller in its sole discretion specifies in writing, and unless expressly stated otherwise in writing by Seller, shall be for no purpose other than under this Guaranty and shall not in any way limit the rights or remedies of Seller against Buyer or the Property.
(ii)    During any Event of Default, except as expressly provided otherwise in the preceding paragraph, Seller may pay and perform (and/or may cause Persons other than Guarantor to pay and perform) any or all of the Guaranteed Obligations (and in so doing may make change orders deemed necessary or appropriate by Seller), in which event Guarantor shall pay or reimburse Seller for all sums actually paid and all costs, expenses or liabilities actually incurred by Seller in connection with such payment and performance, together with interest thereon at the annual rate equal to ten percent (10%), but in no event more than the maximum rate per annum legally permitted, (provided that Guarantor shall not be obligated to pay for increased costs due to Seller’s changes in plans and specifications to the extent that the same are not reasonably necessary (examples of reasonably necessary changes include changes to correct code violations and changes to replace unavailable materials)).
(d)    Seller does not and shall not have any obligation to undertake or continue any work, to purchase or supply any materials or equipment, or to cause completion of construction of the Improvements or any element of either to be accomplished, or take any action related thereto. Anything to the contrary notwithstanding, during the continuance of any Event of Default, Seller may exercise any and all of its rights and remedies under the Transfer Documents or applicable law.
Section 1.2    Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment, performance and completion and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor’s death (in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs). Except as expressly provided in this Guaranty, the obligations of Guarantor under this Guaranty shall be unlimited in amount and primary and direct, and not conditional or contingent upon pursuit by Seller of any remedies each may have against any other Person. The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Seller with respect to the Guaranteed Obligations. Notwithstanding anything to the contrary contained in this Guaranty, (a) this Guaranty shall terminate and be of no further force or effect at such time as the Obligations have been indefeasibly paid and satisfied in full, and there has expired the maximum possible period thereafter during which any payment made by Guarantor or others to Seller with respect to the Obligations could be deemed a preference under the Bankruptcy Code, and (b) Guarantor’s obligations under Section 1.1 above shall terminate when completion construction of the Improvements has occurred, as confirmed by the issuance of such final certificates of occupancy or their equivalent, as the Transfer Documents may require, and all work and materials in connection with the same have been paid for, including that all lien contests in connection with the same have been resolved and Buyer (or Guarantor) has paid any balance due upon such resolution.
Section 1.3    Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Seller hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense (excluding the defense of actual payment or performance of the Guaranteed Obligations or other liabilities and obligations) of Buyer or any other party against Seller or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.
Payment By Guarantors. If all or any part of the Guaranteed Obligations shall not be paid when due, whether at demand, maturity, acceleration or otherwise, but subject to any applicable notice and grace periods under any Transfer Document, Guarantor shall, within five (5) Business Days of written demand by Seller and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or, except as expressly required by any Transfer Document, any other notice whatsoever, all such notices being hereby waived by Guarantor, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Seller at Seller’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment (but after any applicable notice and grace periods) of all or part of the Guaranteed Obligations and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.
No Duty To Pursue Others. It shall not be necessary for Seller (and Guarantor hereby waives any rights which Guarantor may have to require Seller), in order to enforce the obligations of Guarantor hereunder, first to (i) institute suit or exhaust its remedies against Buyer or others liable under the Transfer Documents or the Guaranteed Obligations or any other Person, (ii) enforce Seller’s rights against any collateral which shall ever have been given to secure the Transfer Documents, (iii) enforce Seller’s rights against any other guarantors of the Guaranteed Obligations, (iv) join Buyer or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, or (v) exhaust any remedies available to Seller against any collateral which shall ever have been given to secure the Transfer Documents. Seller shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.
Waivers. Guarantor agrees to the provisions of the Transfer Documents and hereby waives notice of (i) any loans or advances made by Seller to Buyer, (ii) acceptance of this Guaranty, (iii) any amendment or extension of any Transfer Document, (iv) the execution and delivery by Buyer, Seller and City of any other document arising under the Transfer Documents or in connection with the Property, (v) except as provided in Section 1.4 above, the occurrence of (A) any breach by Buyer of any of the terms or conditions of the Transfer Documents, or (B) an Event of Default, (vi) Seller’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (vii) the sale or foreclosure (or the posting or advertising for the sale or foreclosure) of any collateral for the Guaranteed Obligations, (viii) except as provided in Section 1.4 above, protest, proof of non-payment or default by Buyer, (ix) any direct or indirect change in control or change in management of Buyer or any constituent member of Buyer, or (x) any other action at any time taken or omitted by Seller and, generally, all demands and notices of every kind in connection with this Guaranty, the Transfer Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and/or the obligations hereby guaranteed (except if such notice of demand is specifically required to be given hereunder or under any Transfer Document or other such document or agreement).
Payment of Expenses. In the event that Guarantor shall breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, within five (5) Business Days of written demand by Seller, pay Seller all out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by Seller in the enforcement hereof or the preservation of Seller’s rights hereunder, together with interest thereon at the annual rate equal to ten percent (10%), but in no event more than the maximum rate per annum legally permitted, from the date requested by Seller until the date of Seller’s receipt of payment. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.
Effect of Bankruptcy. In the event that pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law or any judgment, order or decision thereunder, Seller must rescind or restore any payment or any part thereof received by Seller in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Seller shall be without effect and this Guaranty shall remain (or shall be reinstated to be) in full force and effect. It is the intention of Buyer and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.
Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Seller), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Buyer for any payment made by Guarantor under or in connection with this Guaranty or otherwise, until such time as the Obligations have been indefeasibly paid, performed and satisfied in full, and there has expired the maximum possible period thereafter during which any payment made by Guarantor or others to Buyer with respect to the Obligations could be deemed a preference under the Bankruptcy Code.
ARTICLE 2
EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTOR’S OBLIGATIONS
Guarantor hereby consents and agrees to each of the following and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following and waives any common law, equitable, statutory or other rights (including, without limitation, rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:
Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Development Agreement, the Partial Assignment of Development Agreement, the City Assurance, the Partial Assignment of MOU, the Partial Assignment of CEA, the other Transfer Documents, or any other document, instrument, contract or understanding between Buyer and Seller or any other parties, or delivered to Seller, pertaining to the Guaranteed Obligations or any failure of Seller to notify Guarantor of any such action.
Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Seller to Buyer.
Condition of Buyer. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution, change of control or management or lack of power of Buyer or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Buyer or any sale, lease or transfer of any or all of the assets of Buyer or any changes in the direct or indirect shareholders, partners, members, or managers, as applicable, of Buyer; or any reorganization of Buyer.
Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or any document or agreement executed in connection with the Guaranteed Obligations for any reason whatsoever, including, without limitation, the fact that (i) the Guaranteed Obligations or any part thereof exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Transfer Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) the Buyer has valid defenses (excluding the defense of actual payment or performance), claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Buyer, (vi) the creation, performance or payment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the payment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (vii) the Transfer Documents have been forged or otherwise are irregular or not genuine or authentic by Buyer, Guarantor or any affiliate thereof or Person signing on behalf of Buyer or Guarantor, it being agreed that Guarantor shall remain liable hereon regardless of whether Buyer or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.
Release of Obligors. Any full or partial release of the liability of Buyer for the Guaranteed Obligations or any part thereof, or of any co-guarantors, or of any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support from any other Person, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons (including Buyer) will be liable to pay or perform the Guaranteed Obligations or that Seller will look to other Persons (including Buyer) to pay or perform the Guaranteed Obligations.
Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.
Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.
Care and Diligence. The failure of Seller or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including, but not limited to, any neglect, delay, omission, failure or refusal of Seller (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations, or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.
Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.
Offset. Any existing or future right of offset, claim or defense of Buyer (excluding the defense of actual payment or performance) against Seller, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.
Merger. The reorganization, merger or consolidation of Buyer or any Guarantor into or with any other Person.
Preference. Any payment by Buyer to Seller is held to constitute a preference under the Bankruptcy Code or other applicable bankruptcy laws or for any reason Seller is required to refund such payment or pay such amount to Buyer or to any other Person.
Change of Control. Any direct or indirect change in control or change of management of Buyer or any of Buyer’s constituent members.
Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Transfer Documents, the Guaranteed Obligations or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
To induce Seller to enter into the Transfer Documents and to sell the Property to Buyer, Guarantor represents and warrants to Seller, as of the date of this Guaranty, and as to itself only, as follows:
Benefit. Guarantor is the owner of a direct or indirect interest in Buyer and has received, or will receive, direct or indirect benefit from the making of this Guaranty in connection with the sale of the Property.
Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Buyer and is familiar with the value of any and all collateral intended to be created as security for the Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.
No Representation By Seller. None of Seller nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.
Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor (a) is solvent, (b) has assets (including rights of contribution and subrogation) which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and (c) has property and assets (including rights of contribution and subrogation) sufficient to satisfy and repay its obligations and liabilities, including the Guaranteed Obligations. All financial statements heretofore delivered to Seller with respect to Guarantor are true and correct in all material respects, have been prepared in accordance with sound accounting principles consistently applied, and fairly present the financial conditions of the Guarantor as of the date thereof. Guarantor agrees to provide Seller with updated financial statements and other financial information upon Seller’s request.
Organization. Guarantor is duly organized, validly existing and in good standing with the power and authority to own its assets and conduct its business, and is duly qualified and in good standing in all jurisdictions in which the ownership or leasing of its property or the conduct of its business requires such qualification, and Guarantor has taken all necessary action to authorize the execution, delivery and performance of this Guaranty and the other Transfer Documents to which it is a party, and has the power and authority to execute, deliver and perform under this Guaranty, the other Transfer Documents to which it is a party, and all the transactions contemplated to be performed by it hereby and thereby.
Proceedings; Enforceability. This Guaranty and the other Transfer Documents to which Guarantor is a party have been duly authorized, executed and delivered by Guarantor and constitute a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Neither this Guaranty nor any other Transfer Document to which Guarantor is a party is subject to any right of rescission, set-off, counterclaim or defense by Guarantor, including the defense of usury, nor would the operation of any of the terms of this Guaranty or such other Transfer Documents, or the exercise of any right hereunder or thereunder, render this Guaranty or such other Transfer Documents unenforceable, and Guarantor has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

Legality. The execution, delivery and performance by Guarantor of this Guaranty and the other Transfer Documents to which Guarantor is a party, and the consummation of the transactions contemplated hereunder and thereunder, do not and will not contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach of, any indenture, mortgage, charge, lien, contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor.
Consents. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Guarantor of, or compliance by Guarantor with, this Guaranty or the other Transfer Documents to which Guarantor is a party, other than those which have been obtained by Guarantor.

Litigation. There is no action, suit, proceeding or investigation pending or, to Guarantor’s knowledge, threatened against Guarantor in any court or by or before any other Governmental Authority which, if adversely determined, is reasonably likely to materially and adversely affect the condition (financial or otherwise) or business of Guarantor (including the ability of Guarantor to carry out the obligations contemplated by this Guaranty).
Survival. All representations and warranties made by Guarantor herein shall survive the execution hereof.
ARTICLE 4
SUBORDINATION OF CERTAIN INDEBTEDNESS
Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Buyer to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, and whether the obligations of Buyer thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be, created, or the manner in which they have been, or may hereafter be, acquired by Guarantor. The Guarantor Claims shall include, without limitation, all rights and claims of Guarantor against Buyer (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations. So long as any portion of the Obligations or the Guaranteed Obligations remain outstanding, Guarantor shall not receive or collect, directly or indirectly, from Buyer any amount upon the Guarantor Claims.
Claims in Bankruptcy. In the event of any receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceeding involving Guarantor as a debtor, Seller shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends, distributions and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends, distributions and payments to Seller. Should Seller receive, for application against the Guaranteed Obligations, any dividend, distribution or payment which is otherwise payable to Guarantor and which, as between Buyer and Guarantor, shall constitute a credit against the Guarantor Claims, then, upon payment and performance to Seller in full of the Obligations and the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Seller to the extent that such payments to Seller on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Seller had not received dividends, distributions or payments upon the Guarantor Claims.
Payments Held in Trust. Notwithstanding anything to the contrary contained in this Guaranty, in the event that Guarantor should receive any funds, payments, claims and/or distributions which are prohibited by this Guaranty, Guarantor agrees to hold in trust for Seller an amount equal to the amount of all funds, payments, claims and/or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims and/or distributions so received except to pay such funds, payments, claims and/or distributions promptly to Seller, and Guarantor covenants promptly to pay the same to Seller.
Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Buyer’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Buyer’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Seller presently exist or are hereafter created or attach. Without the prior written consent of Seller, Guarantor shall not (i) exercise or enforce any creditor’s rights it may have against Buyer, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or the joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on the assets of Buyer held by Guarantor. The foregoing shall in no manner vitiate or amend, nor be deemed to vitiate or amend, any prohibition in the Transfer Documents against Buyer granting liens or security interests in any of its assets to any Person other than Seller.
ARTICLE 5
COVENANTS
Section 5.1    Covenants.
(a)    Existence. Guarantor (other than any natural Person) shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence. Guarantor shall not engage in any dissolution, liquidation or consolidation or merger with or into any other business entity without obtaining the prior consent of Seller.
(b)    Litigation. Guarantor shall give prompt notice to Seller of any litigation or governmental proceedings pending or threatened in writing against Guarantor which is reasonably likely to materially adversely affect Guarantor’s ability to perform its obligations hereunder or under the other Transfer Documents to which it is a party.
(c)    Patriot Act. Guarantor will use its good faith and commercially reasonable efforts to comply with the Patriot Act and all applicable material requirements related thereto of Governmental Authorities having jurisdiction over Guarantor, including those relating to money laundering and terrorism.
(d)    Net Worth. Guarantor shall maintain, at all times, a Net Worth of not less than $100,000,000. “Net Worth” means, as of any date of determination, the excess of (i) the net book value of the assets of the Guarantor as of such date, after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation, and amortization) over (ii) the total debt of the Guarantor as of such date, all as determined in accordance with GAAP.
(e)    Further Assurances. Guarantor shall, at Guarantor’s sole cost and expense:
(i)    cure any defects in the execution and delivery by Guarantor of the Transfer Documents to which Guarantor is a party and execute and deliver, or cause to be executed and delivered, to Seller such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to correct any errors in the Transfer Documents to which Guarantor is a party, as Seller may reasonably require; and
(ii)    do and/or execute (as applicable) all and such further lawful and reasonable acts, conveyances and assurances reasonably necessary to carry out the intents and purposes of this Guaranty and the other Transfer Documents to which Guarantor is a party, as Seller may reasonably require from time to time.
ARTICLE 6
MISCELLANEOUS
Waiver. No failure to exercise, and no delay in exercising, on the part of Seller, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Seller hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor any consent to any departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.
Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent by facsimile (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 6.2. Any Notice shall be deemed to have been received: (a) upon actual receipt or refusal of receipt if such Notice is mailed or sent by overnight commercial courier, (b) on the date of sending by facsimile with receipt confirmation if sent during business hours on a Business Day (otherwise on the next Business Day), and (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), in each case addressed to the parties as follows:

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If to Seller:	Sugarhouse Property, LLC c/o Westport Capital Partners LLC 2121 Rosecrans Avenue
Suit 4325
El Segundo, California 90245
Attention: W. Greg Geiger
Facsimile No.: (310) 643-7379
Telephone No.: (310) 294-1234
Email: ggeiger@westportcp.com

and to:
Sugarhouse Property, LLC
c/o Westport Capital Partners LLC
40 Danbury Road
Wilton, Connecticut 06897
Attention: Marc Porosoff, Esq.
Facsimile No.: (203) 429-8599
Telephone No.: (203) 429-8602
Email: legaltrx@westportcp.com

with a copy to:
Buchalter, A Professional Corporation
1000 Wilshire Blvd., Suite 1500
Los Angeles, CA 90017
Attention:  J. David Hitchcock
Facsimile No.: (213) 896-0400
Telephone No.: (213) 891-8355
Email: dhitchcock@buchalter.com

If to Guarantor:	Cottonwood Residential, Inc. 6340 South 3000 East Suite 500 Salt Lake City, UT 84121
Attention: Daniel Shaeffer
Telephone No.: (801) 278-0700
Email: dshaeffer@cottonwoodres.com

with a copy to:	Cottonwood Residential, Inc. 6340 South 3000 East Suite 500 Salt Lake City, UT 84121 Attention: Steve Clayton, Esq. Telephone No.: (801) 278-0700 Email: sclayton@cottonwoodres.com
Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Section 6.2. Notices shall be deemed to have been given on the date set forth above, even if there is an inability to actually deliver any Notice because of a changed address of which no Notice was given or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel. Additionally, Notice from Seller may also be given by Servicer.
Governing Law. This Guaranty will be governed by the laws of the State of Utah, without giving effect to principles of conflicts of law.
Forum. Guarantor hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court or any United States federal court sitting in the State of Utah and to the jurisdiction of any state court or any United States federal court sitting in the state in which any of the Property is located, over any dispute arising hereunder. Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection that Guarantor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court or any United States federal court sitting in the state specified in the governing law section of this Guaranty may be made by certified or registered mail, return receipt requested, directed to Guarantor at its address for notice from Guarantor in accordance with the notice section of this Guaranty, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Seller to serve process in any manner permitted by law or limit the right of Seller to bring proceedings against Guarantor in any other court or jurisdiction.
Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.
Amendments. This Guaranty may be amended only by an instrument in writing executed by the party(ies) against whom such amendment is sought to be enforced.
Parties Bound; Assignment. This Guaranty shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives. Seller shall have the right to assign or transfer its rights under this Guaranty in connection with any assignment of the Transfer Documents in accordance with the terms of the Transfer Documents. Any permitted assignee or transferee of Seller shall be entitled to all the benefits afforded to Seller under this Guaranty. Guarantor shall not have the right to assign or transfer its rights or obligations under this Guaranty without the prior written consent of Seller, and any attempted assignment without such consent shall be null and void.
Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.
Recitals. The recitals and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.
Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.
Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Buyer to Seller, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Seller hereunder shall be cumulative of any and all other rights that Seller may ever have against Guarantor. The exercise by Seller of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.
Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND SELLER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND SELLER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND SELLER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND SELLER.
Waiver of Right To Trial By Jury. EACH OF SELLER AND GUARANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY OR THE OTHER TRANSFER DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY SELLER AND GUARANTOR AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTIES.
Reinstatement in Certain Circumstances. Anything to the contrary notwithstanding, if at any time any payment of the principal of or interest under any amount payable by Buyer under the Transfer Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Buyer or otherwise, then (i) Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time, and (ii) this Guaranty and any obligation hereunder that terminated upon repayment of the Obligations shall be revived.
Gender; Number; General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, (a) words used in this Guaranty may be used interchangeably in the singular or plural form, (b) any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, (c) the word “Buyer” shall mean “each Buyer and any subsequent owner or owners of the Property or any part thereof or interest therein”, (d) the word “Property” shall include any portion of the Property and any interest therein, and (e) the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all reasonable attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, reasonable fees and disbursements at the pre-trial, trial and appellate levels, incurred or paid by Seller in protecting its interest in the Property and/or in enforcing its rights hereunder.

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.
GUARANTOR:

COTTONWOOD RESIDENTIAL, INC.,
a Maryland real estate investment trust

By:
Name:
Title:

EXHIBIT F

FORM OF PARTIAL ASSIGNMENT OF MOU

[to be attached]

PARTIAL ASSIGNMENT OF MEMORANDUM OF UNDERSTANDING
THIS PARTIAL ASSIGNMENT OF MEMORANDUM OF UNDERSTANDING (“Agreement”) is made and effective as of _________, 2018, by and between SUGARHOUSE PROPERTY, LLC, a Delaware limited liability company (“Westport”) and COTTONWOOD SUGAR HOUSE, LLC, a Delaware limited liability company (“Multi-Family Developer”), with reference to the facts set forth below.
RECITALS

A.    Westport owns certain real property (the “Westport Property”) which comprises a portion of a shopping center located in Salt Lake City, Utah, commonly known as Sugar House Shopping Center (the “Center”). Each of , and acknowledged and consented to by Bear Flat LLC, a Utah limited liability company (“Bear Flat”), Black Cow, LLC, a Utah limited liability company (“Black Cow”), Wilmington Senior Commercial L.L.C., a Utah limited liability company (“Wilmington Senior”), Wilmington Hotel L.L.C., a Utah limited liability company (“Wilmington Hotel”), Dee’s Sugarhouse Center LLC, a Delaware limited liability company (“Dee’s Sugarhouse Center”), Dee’s Sugarhouse Investments, LLC, a Utah limited liability company (“Dee’s Sugarhouse Investments”), and Dee’s Wilmington & Highland Investments L.L.C., a Utah limited liability company (“Dee’s Wilmington” and together with Dee’s Sugarhouse Center and Dee’s Sugarhouse Investments, “Dee’s”. Dee’s, Bear Flat, Black Cow, Wilmington Senior, and Wilmington Hotel are referred to herein as the “Other Parties”) also own certain real property in the Center. Westport, Bear Flat, Black Cow, Wilmington Senior, Wilmington Hotel, and Dee’s entered into that certain Memorandum of Understanding dated as of December 11, 2017 (the “MOU”) to express in writing their intent and understanding of certain rights and obligations with respect to the Center. Any capitalized term used and not defined herein shall have the meaning given to such term in the MOU.

B.    Pursuant to the terms of that certain Purchase and Sale Agreement dated as of June 8, 2018, executed by Westport, as seller, and Multi-Family Developer, as buyer (“Purchase Agreement”), Westport has agreed to sell to Multi-Family Developer a portion of the Westport Property more particularly described on Exhibit “A” attached hereto and incorporated herein (the “Multi-Family Property”). The remainder of the Westport Property, which Westport shall retain ownership of is more particularly described on Exhibit “B” attached hereto and incorporated herein (the “MOB Property”).

C.    In connection with the sale of the Multi-Family Property to Multi-Family Developer, Multi-Family Developer has requested to assume, and Westport has agreed to assign certain obligations under the MOU.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, including without limitation the conveyance of the Multi-Family Property to Multi-Family Developer by Westport, the parties hereby covenant, declare and agree as set forth below.

1.    Assignment, Assumption and Joinder.

a.    Assignment and Assumption. Westport does hereby assign, transfer and convey to Multi-Family Developer : (i) the benefit set forth in Section 1 of the MOU that none of the Other Parties will oppose any applications filed by Multi-Family Developer for approval of the uses set forth in the CEA, and (ii) the right to approve the design, traffic flow and connections on the new Stringham Avenue and Dee’s future efforts to have the westerly portion of Stringham Avenue vacated as a public road pursuant to Section 5 of the MOU. Notwithstanding anything to the contrary herein, Westport will retain: (i) all Westport obligations pursuant to Section 4 of the MOU; (ii) its obligation to accommodate parking on the east side end of the Shopko Site so that Dee’s can continue to provide the required parking stalls to Red Lobster, as set forth in Section 6 of the MOU; (iii) the right to implement reasonable parking control programs pursuant to the last sentence of Section 6 of the MOU; and (iv) the right to approve any amendments to the CEA and any new site plan for the Center pursuant to Section 9 of the MOU.

b.    Joinder. Multi-Family Developer does hereby agree to become a party to the MOU and to bind itself to the MOU and to assume, bind itself to, and share in the obligations of Westport as set forth therein.

2.    Construction of Agreement. The agreements contained herein shall not be construed in favor or against either party, but shall be construed as if both parties prepared this Agreement.

3.    Captions. The captions used herein are for convenience only and are not a part of this Agreement and do not in any way limit or amplify the terms and provisions hereof.

4.    Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Utah without regard to choice of law rules.

5.    Successors and Assigns. This Agreement will be binding on Westport and Multi-Family Developer and on their respective successors and assigns.

6.    Exhibits. All exhibits referred to herein and attached hereto are a part hereof and are incorporated by reference.

7.    Severability; Interpretation. In the event that any phrase, clause, sentence, paragraph, section, article or other portion of this Agreement shall become illegal, null or void or against public policy, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining portions of this Agreement shall not be affected thereby and shall remain in full force and effect. This Agreement and any ambiguities or uncertainties contained in this Agreement shall be equally and fairly interpreted for the benefit of and against all parties to this Agreement and shall further be construed and interpreted without reference to the identity of the party or parties preparing this document, it being expressly understood and agreed that the parties hereto participated equally in the negotiation and preparation of this Agreement or have had equal opportunity to do so. Accordingly, the parties hereby waive the legal effect of any statute which in part states that in cases of uncertainty, the language of the contract should be interpreted most strongly against the party who caused the uncertainty to exist.

8.    Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and all prior and contemporaneous agreements, representations, negotiations and understandings of the parties hereto, oral or written, are hereby superseded and merged herein. The foregoing sentence shall in no way affect the validity of the MOU or any instruments executed in connection with the Purchase Agreement.

9.    Counterparts. This Agreement may be executed in counterparts, all of which, taken together, shall constitute a fully executed original.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

WESTPORT:
SUGARHOUSE PROPERTY, LLC, a Delaware limited liability company
By: __________________________________ Name: ________________________________ Title: Vice President By: __________________________________ Name: ________________________________ Title: Vice President

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.
MULTI-FAMILY DEVELOPER:
COTTONWOOD SUGAR HOUSE, LLC,
a Delaware limited liability company

By:     CW Sugar House JV, LLC,
        a Delaware limited liability company, its managing member

By:	Cottonwood Residential O.P., LP, a Delaware limited partnership, its managing member

By:
                            Gregg Christensen, Executive Vice President

By:      Sentinel Real Estate Services, LLC,
        a California limited liability company, its member

By:  __________________
Name: __________________
Its: Manager

EXHIBIT A

Legal Description of Multifamily Property

PARCEL 1:

LOT 4C, SUGARHOUSE CENTER AMENDED, ACCORDING TO THE OFFICIAL PLAT THEREOF ON FILE AND OF RECORD IN THE SALT LAKE COUNTY RECORDER'S OFFICE.

PARCEL 1A:

CROSS-EASEMENT AGREEMENT RECORDED AUGUST 9, 1990 AS ENTRY NO. 4951043 IN BOOK 6243 AT PAGE 1178 OF OFFICIAL RECORDS, AS AMENDED BY THAT CERTAIN FIRST AMENDMENT TO CROSS-EASEMENT AGREEMENT RECORDED MAY 24, 1991 AS ENTRY NO. 5071522 IN BOOK 6319 AT PAGE 1015 OF OFFICIAL RECORDS, AND AS AMENDED BY THAT CERTAIN SECOND AMENDMENT TO CROSS-EASEMENT AGREEMENT RECORDED DECEMBER 15, 2017 AS ENTRY NO. 12680135 IN BOOK 10629 AT PAGE 9496 OF OFFICIAL RECORDS (AS SAID DECLARATION MAY HAVE HERETOFORE BEEN AMENDED OR SUPPLEMENTED).

Parcel 1B:

EASEMENT DEED RECORDED AUGUST 9, 1990 AS ENTRY NO. 4951044 IN BOOK 6243 AT PAGE 1234 OF OFFICIAL RECORDS.

Parcel 1C:
EASEMENT DEED RECORDED AUGUST 9, 1990 AS ENTRY NO. 4951045 IN BOOK 6243 AT PAGE 1238 OF OFFICIAL RECORDS.

EXHIBIT B

Legal Description of MOB Property

EXHIBIT G
FORM OF PARTIAL ASSIGNMENT OF CEA

RECORDING REQUESTED BY:    )

WHEN RECORDED RETURN TO:    )

    )

    )

Buchalter, A Professional Corporation    )

1000 Wilshire Blvd., Suite 1500    )

Los Angeles, California 90017    )

Attn: J. David Hitchcock, Esq.    )

        This Space for Recorder’s Use Only

PARTIAL ASSIGNMENT OF CROSS-EASEMENT AGREEMENT
BY AND BETWEEN
SUGARHOUSE PROPERTY, LLC,
a Delaware limited liability company,
as “MOB Developer”,

and

COTTONWOOD SUGAR HOUSE, LLC,
a Delaware limited liability company
as “Multi-Family Developer”

PARTIAL ASSIGNMENT OF CROSS-EASEMENT AGREEMENT
THIS PARTIAL ASSIGNMENT OF CROSS-EASEMENT AGREEMENT (“Agreement”) is made and effective as of _________, 2018, by and between SUGARHOUSE PROPERTY, LLC, a Delaware limited liability company (“Westport”) and COTTONWOOD SUGAR HOUSE, LLC, a Delaware limited liability company (“Multi-Family Developer”), with reference to the facts set forth below.
RECITALS

D.    Pursuant to the terms of that certain Purchase and Sale Agreement dated as of June 8, 2018, executed by Westport, as seller, and Multi-Family Developer, as buyer (“Purchase Agreement”), Westport has agreed to sell to Multi-Family Developer a portion of the Westport Property more particularly described on Exhibit “A” attached hereto and incorporated herein (the “Multi-Family Property”). The remainder of the Westport Property, which Westport shall retain ownership of is more particularly described on Exhibit “B” attached hereto and incorporated herein (the “MOB Property”).

E.    The Multi-Family Property and the MOB Property are subject to that certain Cross-Easement Agreement , dated as of July 13, 1990, recorded in the Official Records on August 9, 1990, as Entry No. 4595104, in Book 6243, at Page 1178 (the “Original CEA”), as amended by that certain First Amendment to Cross-Easement Agreement dated April 15, 1991, and recorded in the Official Records on May 24, 1991, as Entry No. 5071522, in Book 6319 at Page 1015 (the “First Amendment to CEA”), and by that certain Second Amendment to Cross-Easement Agreement dated as of December 13, 2017, and recorded in the Official Records as Entry No. 12680135, in Book 10629 at Page 9469 (the “Second Amendment to CEA”, and together with the Original CEA and the First Amendment to CEA, collectively, the “CEA”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the CEA.

F.    As a mutual condition precedent pursuant to the Purchase Agreement, Westport and Multi-Family Developer have agreed to enter into this Agreement with respect to certain rights and obligations of Westport under the CEA.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, including without limitation the conveyance of the Multi-Family Property to Multi-Family Developer by Westport, the parties hereby covenant, declare and agree as set forth below.

10.    Partial Assignment.

a.    Partial Assignment. Pursuant to Section 3.03 of the Original CEA, Westport assigns in part, and Multi-Family Developer does hereby agree to assume in part the obligations of the CEA as set forth therein with respect to the Multi-Family Property, and Multi-Family Developer shall be an Owner of the Multi-Family Property pursuant to the CEA. Westport shall timely provide to the remaining Owners notice of the conveyance of the Multi-Family Property pursuant to Section 3.03 of the Original CEA.

b.    Allocation of Retail Space. Under Section 6.5 of the Second Amendment to CEA, Westport hereby allocates to Multi-Family Developer 3,000 square feet of the 13,000 aggregate square feet of permitted retail space to be constructed on the MOB Property and Multi-Family Property, provided that no individual non-restaurant retail space/suite shall exceed 2,500 square feet.

c.    Westport Approvals. Any approval rights granted to Westport pursuant to the CEA shall require the joint approval of Westport and Multi-Family Developer.

11.    Construction of Agreement. The agreements contained herein shall not be construed in favor or against either party, but shall be construed as if both parties prepared this Agreement.

12.    Captions. The captions used herein are for convenience only and are not a part of this Agreement and do not in any way limit or amplify the terms and provisions hereof.

13.    Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Utah without regard to choice of law rules.

14.    Exhibits. All exhibits referred to herein and attached hereto are a part hereof and are incorporated by reference.

15.    Severability; Interpretation. In the event that any phrase, clause, sentence, paragraph, section, article or other portion of this Agreement shall become illegal, null or void or against public policy, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining portions of this Agreement shall not be affected thereby and shall remain in full force and effect. This Agreement and any ambiguities or uncertainties contained in this Agreement shall be equally and fairly interpreted for the benefit of and against all parties to this Agreement and shall further be construed and interpreted without reference to the identity of the party or parties preparing this document, it being expressly understood and agreed that the parties hereto participated equally in the negotiation and preparation of this Agreement or have had equal opportunity to do so. Accordingly, the parties hereby waive the legal effect of any statute which in part states that in cases of uncertainty, the language of the contract should be interpreted most strongly against the party who caused the uncertainty to exist.

16.    Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and all prior and contemporaneous agreements, representations, negotiations and understandings of the parties hereto, oral or written, are hereby superseded and merged herein. The foregoing sentence shall in no way affect the validity of the CEA or any instruments executed in connection with the Purchase Agreement.

17.    Counterparts. This Agreement may be executed in counterparts, all of which, taken together, shall constitute a fully executed original.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

WESTPORT:
SUGARHOUSE PROPERTY, LLC, a Delaware limited liability company
By: __________________________________ Name: ________________________________ Title: Vice President By: __________________________________ Name: ________________________________ Title: Vice President

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.
MULTI-FAMILY DEVELOPER:
COTTONWOOD SUGAR HOUSE, LLC,
a Delaware limited liability company

By:     CW Sugar House JV, LLC,
        a Delaware limited liability company, its managing member

By:	Cottonwood Residential O.P., LP, a Delaware limited partnership, its managing member

By:
                            Gregg Christensen, Executive Vice President

By:      Sentinel Real Estate Services, LLC,
        a California limited liability company, its member

By:  __________________
Name: __________________
Its: Manager

EXHIBIT A

Legal Description of Multifamily Property

PARCEL 1:

LOT 4C, SUGARHOUSE CENTER AMENDED, ACCORDING TO THE OFFICIAL PLAT THEREOF ON FILE AND OF RECORD IN THE SALT LAKE COUNTY RECORDER'S OFFICE.

PARCEL 1A:

CROSS-EASEMENT AGREEMENT RECORDED AUGUST 9, 1990 AS ENTRY NO. 4951043 IN BOOK 6243 AT PAGE 1178 OF OFFICIAL RECORDS, AS AMENDED BY THAT CERTAIN FIRST AMENDMENT TO CROSS-EASEMENT AGREEMENT RECORDED MAY 24, 1991 AS ENTRY NO. 5071522 IN BOOK 6319 AT PAGE 1015 OF OFFICIAL RECORDS, AND AS AMENDED BY THAT CERTAIN SECOND AMENDMENT TO CROSS-EASEMENT AGREEMENT RECORDED DECEMBER 15, 2017 AS ENTRY NO. 12680135 IN BOOK 10629 AT PAGE 9496 OF OFFICIAL RECORDS (AS SAID DECLARATION MAY HAVE HERETOFORE BEEN AMENDED OR SUPPLEMENTED).

Parcel 1B:

EASEMENT DEED RECORDED AUGUST 9, 1990 AS ENTRY NO. 4951044 IN BOOK 6243 AT PAGE 1234 OF OFFICIAL RECORDS.

Parcel 1C:
EASEMENT DEED RECORDED AUGUST 9, 1990 AS ENTRY NO. 4951045 IN BOOK 6243 AT PAGE 1238 OF OFFICIAL RECORDS.

EXHIBIT B

Legal Description of MOB Property

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO THE PURCHASE AND SALE AGREEMENT (the “Amendment”) is effective as of June 13, 2018 (the “Effective Date”), by and between SUGARHOUSE PROPERTY, LLC, a Delaware limited liability company (“Seller”), and COTTONWOOD SUGAR HOUSE, LLC, a Delaware limited liability company (“Buyer”)

BACKGROUND:

A.    Seller and Buyer entered into that certain Purchase and Sale Agreement dated June 8, 2018 (the “PSA”), for the purchase and sale of real property situated in Salt Lake County, Utah, and commonly known as Tax Parcel no. 16-20-276-047-0000, and more particularly described in the PSA (the “Property”). Initially capitalized terms not defined herein shall have the meanings ascribed to them in the PSA.

B.    Section 7(c) of the PSA required Buyer to review title to the Property as disclosed by the Commitment and the Updated Survey. Buyer submitted its Buyer’s Title Objection Notice to Seller objecting to Exception No. 15 in the Commitment, that certain Reciprocal Easement Agreement (the “Easement”) executed May 8, 1990 by and between Sugar House Development Partnership, a joint venture, Blair B. Ericson, as co-trustee of the Blair B. Ericson Revocable Trust and the Pearl W. Ericson Revocable Trust, and Pearl W. Ericson, as Co-Trustee of the Blair B. Ericson Revocable Trust and the Pearl W. Ericson Revocable Trust, and Clark Holdings Partnership, a Utah partnership, recorded August 9, 1990, as Entry No. 4951039 in Book 6243 at Page 1154 of the Official Records of Salt Lake County (the “Official Records”). Buyer’s review of the Commitment and Updated Survey revealed that the Easement was depicted in the incorrect location on the Updated Survey and the Sugarhouse Center Amended Plat recorded in the Official Records on April 18, 2018 as Entry No. 12755208, in Book 2018, Page 167 (the “Plat”).

C.    Seller and Buyer desire to modify and amend the PSA to add receipt of an amended Updated Survey and Plat to correct the depiction of the Easement as conditions to Closing.

AGREEMENTS:

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Conditions to Closing. Notwithstanding anything to the contrary in the PSA, Buyer and Seller agree that the following subsections are hereby added to Section 6(a) immediately after Section 6(a)(iv) and prior to the last paragraph of Section 6(a), as follows:

“(v)    Buyer shall have received an Updated Survey, correcting the depicted location of that certain Reciprocal Easement Agreement (the “Easement”) executed May 8, 1990 by and between Sugar House Development Partnership, a joint venture, Blair B. Ericson, as co-trustee of the Blair B. Ericson Revocable Trust and the Pearl W. Ericson Revocable Trust, and Pearl W. Ericson, as Co-Trustee of the Blair B. Ericson Revocable Trust and the Pearl W. Ericson Revocable Trust, and Clark Holdings Partnership, a Utah partnership, recorded August 9, 1990, as Entry No. 4951039 in Book 6243 at Page 1154 of the Official Records; and

(vi)        the Sugarhouse Center Amended Plat recorded in the Official Records on April 18, 2018 as Entry No. 12755208, in Book 2018, Page 167 shall have been amended to correct the depicted location of the Easement.”

2.
Effect of this Amendment. Except as expressly modified in this Amendment, the PSA shall continue in full force and effect according to its terms and Seller and Buyer hereby ratify and affirm all their respective rights and obligations under the PSA. In the event any term or provision contained herein conflicts with the PSA, the terms and provisions of this Amendment shall control.

3.
Counterparts; Facsimile and Electronic Signatures. Signatures generated by facsimile or electronic transmission appearing hereon shall be deemed an original. This Amendment may be executed simultaneously on two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one (1) and the same instrument.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the Effective Date.

SELLER:
SUGARHOUSE PROPERTY, LLC, a Delaware limited liability company By: /s/ W. Greg Geiger Name: W. Greg Geiger Title Vice President By: /s/ Peter Aronson Name: Peter Aronson Title Vice President

BUYER:

COTTONWOOD SUGAR HOUSE, LLC,
a Delaware limited liability company

By: CW Sugar House JV, LLC,
a Delaware limited liability company, its managing member

By: Cottonwood Residential O.P., LP,
a Delaware limited partnership, its managing member

By:    /s/ Daniel Shaeffer
                Daniel Shaeffer, Chief Executive Officer

By:  Sentinel Real Estate Services, LLC,
a California limited liability company, its member

By:  __________________
Name: __________________
      Its: Manager

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO THE PURCHASE AND SALE AGREEMENT (the “Amendment”) is effective as of July 31, 2018 (the “Effective Date”), by and between SUGARHOUSE PROPERTY, LLC, a Delaware limited liability company (“Seller”), and CW SUGAR HOUSE, LLC, a Delaware limited liability company (“Buyer”)

BACKGROUND:

D.    Seller and Cottonwood Sugarhouse, LLC, a Delaware limited liability company (“Original Buyer”) entered into that certain Purchase and Sale Agreement dated June 8, 2018, as amended by that certain First Amendment to Purchase and Sale Agreement dated June 13, 2018, by and between Original Buyer and Seller, and as assigned from Original Buyer to Buyer pursuant to that certain Assignment of Purchase and Sale Agreement dated as of July __, 2018 (collectively, the “PSA”), for the purchase and sale of real property situated in Salt Lake County, Utah, and commonly known as Tax Parcel no. 16-20-276-047-0000, and more particularly described in the PSA (the “Property”). Initially capitalized terms not defined herein shall have the meanings ascribed to them in the PSA.

E.    Section 4(a) of the PSA provided a Closing Date of no later than the later of: (i) June 30, 2018; and (ii) five (5) Business Days following the date that Buyer and Seller obtain written evidence of the City’s approval of (1) Buyer as an assignee of the Development Agreement in the form of Partial Assignment of Development Agreement and (2) the form and terms of the City Assurance to be delivered at the Closing. Seller and Buyer acknowledge and agree that the Closing Date was set for August 1, 2018.

F.    Seller and Buyer desire to modify and amend the PSA to extend the Closing Date as set forth herein.

AGREEMENTS:

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

4.	Closing Date. Section 4(a) of the PSA is hereby amended and restated in its entirety, as follows:

“(a)    Closing. The closing of the transactions contemplated hereby (the ‘Closing’) shall occur at the offices of the Title Company no later than the earlier of: (i) August 10, 2018; and (ii) five (5) Business Days following the date that the City delivers the executed counterparts to (1) the Partial Assignment of Development Agreement and (2) the City Assurance (the ‘Closing Date’).”

5.
Effect of this Amendment. Except as expressly modified in this Amendment, the PSA shall continue in full force and effect according to its terms and Seller and Buyer hereby ratify and affirm all their respective rights and obligations under the PSA. In the event any term or provision contained herein conflicts with the PSA, the terms and provisions of this Amendment shall control.

6.
Counterparts; Facsimile and Electronic Signatures. Signatures generated by facsimile or electronic transmission appearing hereon shall be deemed an original. This Amendment may be executed simultaneously on two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one (1) and the same instrument.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the Effective Date.

SELLER:
SUGARHOUSE PROPERTY, LLC, a Delaware limited liability company By: /s/ W. Greg Geiger Name: W. Greg Geiger Title Vice President By: /s/ Howard Fife Name: Howard Fife Title Vice President

BUYER:

CW SUGARHOUSE, LLC,
a Delaware limited liability company

By: Cottonwood Sugar House, LLC,
   a Delaware limited liability company,
   its sole member

By: CW Sugar House JV, LLC,
a Delaware limited liability company,
   its managing member

By: CW Sugarhouse JV GP, LLC,
a Delaware limited liability company,
its manager

   By: Cottonwood Residential O.P., LP,
   a Delaware limited partnership,
   its sole member

      By: Cottonwood Residential, Inc.,
      a Maryland corporation,
      its general partner

   By:   /s/ Daniel Shaeffer
      Daniel Shaeffer, C.E.O.

Sugarhouse PSA
(Multifamily)